Filed Pursuant to Rule 424(b)(5)
Registration No. 333-279954

PROSPECTUS SUPPLEMENT

(To the Prospectus dated March 21, 2025)

X3 Holdings Co., Ltd.

60,000,000 Class A Ordinary Shares

Pursuant to this prospectus supplement and the accompanying prospectus and a securities purchase agreement dated July 11, 2025 (the “Securities Purchase Agreement”), we are offering 60,000,000(1) Class A ordinary shares of the Company, with a par value of US$$0.00003 per share (the “Class A Ordinary Shares”), at a purchase price of US$0.43 per share to 18 individual investors (collectively referred to as the “Investors”). For a more detailed description of our Ordinary Shares, see the section entitled “Description Of Securities We Are Offering” on page S-21.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “XTKG.” On July 15, 2025, the closing price of our Class A Ordinary Shares on Nasdaq was US$1.76 per Ordinary Share.

The aggregate market value of our outstanding Ordinary Shares held by non-affiliates, or public float, as of June 23, 2025, was approximately $79.3 million, which was calculated based on 36,046,661 Ordinary Shares held by non-affiliates and the price of $2.20 per Ordinary Share, which was the closing price of our Ordinary Shares on Nasdaq on June 23, 2025. We are therefore currently not subject to the limitations under General Instruction I.B.5 of Form F-3.

We are an “emerging growth company” as defined under the applicable U.S. securities laws and are eligible for reduced public company reporting requirements.

In this prospectus supplement, “we,” “us,” “our company,” “the Company” and “our” refer to X3 Holdings Co., Ltd. and its subsidiaries and consolidated affiliated entities, and in the context of describing our consolidated financial information.

Investing in our securities involves a significant degree of risk. See “Risk Factors” beginning on page S-13 of this prospectus supplement and in our other filings with the Securities and Exchange Commission (“SEC”) incorporated by reference in this prospectus supplement and the accompanying prospectus to read about factors you should consider before purchasing our Class A Ordinary Shares.

Note:

(1)	before giving effect of the one-to-six reverse stock split, which was approved by the extraordinary general meeting of the shareholders on February 10, 2025.

We are not an operating company but a Cayman Islands holding company. We conduct operations through our subsidiaries, with our operations in China currently being conducted by our PRC subsidiaries. Investors in our Class A Ordinary Shares are not acquiring equity interest in any operating company but instead are acquiring interest in a Cayman Islands holding company. This holding company structure involves unique risks to investors. As a holding company, we may rely on dividends from our subsidiaries for cash requirements, including any payment of dividends to our shareholders. The ability of our subsidiaries to pay dividends or make distributions to us may be restricted by laws and regulations applicable to them or the debt they incur on their own behalf or the instruments governing their debt. In addition, PRC regulatory authorities could disallow this holding company structure and limit or hinder our ability to conduct our business through, receive dividends or distributions from, or transfer funds to, the operating companies or list on a U.S. or other foreign exchange, which could cause the value of our securities to significantly decline or become worthless. See “Prospectus Supplement Summary — Cash Transfers Through our Organization and Dividend Policy.”

We face various legal and operational risks and uncertainties relating to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. For instance, the PRC government has issued statements and regulatory actions relating to areas such as regulatory approvals on overseas offerings and listings by, and foreign investment in, China-based issuers, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy. It remains uncertain how PRC government authorities will regulate overseas listings and offerings in general and whether we can fully comply with the applicable regulatory requirements, including completing filings with the China Securities Regulatory Commission, or the CSRC, and whether we are required to complete other filings or obtain any specific regulatory approvals from the CSRC, the Cyberspace Administration of China, or the CAC, or any other PRC government authorities for our overseas offerings and listings, as applicable. In addition, if future regulatory developments mandate clearance of cybersecurity review or other specific actions to be completed by China-based companies listed on foreign stock exchanges, such as us, we face uncertainties as to whether such clearance can be timely obtained, or at all. These risks may impact our ability to conduct certain businesses, accept foreign investments, or list and conduct offerings on a stock exchange in the United States or any other foreign country. These risks could result in a material adverse change in our operations and the value of our Class A Ordinary Shares, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. For a detailed description of risks relating to doing business in China, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” in our annual report on Form 20-F for the year ended December 31, 2024 (“2024 Form 20-F”).

The PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature, such as data security or anti-monopoly related regulations, may cause the value of such securities to significantly decline. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The Chinese government may exert substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to issue securities to foreign investors, however, if our subsidiaries or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors” in our 2024 Form 20-F.

Risks and uncertainties regarding the interpretation and enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of our Class A Ordinary Shares. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Uncertainties with respect to the PRC legal system, including uncertainties regarding the interpretation and enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us and limit the legal protections available to you and us” in our 2024 Form 20-F.

In addition, our Ordinary Shares may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act (“HFCA Act”) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditor for three consecutive years. Our current auditor, Onestop Assurance PAC, the independent registered public accounting firm that issued our financial reports incorporated by reference in this prospectus supplement or included in our most recent annual report on Form 20-F, are registered with the PCAOB. The PCAOB conducts regular inspections to assess their compliance with the applicable professional standards. Onestop Assurance PAC is headquartered in Singapore. On December 16, 2021, the PCAOB issued a report notifying the SEC of its determinations (the “PCAOB Determinations”) that they are unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong. The report sets forth lists identifying the registered public accounting firms headquartered in mainland China and Hong Kong, respectively, that the PCAOB is unable to inspect or investigate completely, and as of the date of this prospectus supplement, Onestop Assurance PAC is not included in the list of PCAOB Identified Firms in the PCAOB Determinations issued on December 16, 2021. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate completely registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations issued in December 2021. As such, we were not identified as a “Commission-Identified Issuer” under the HFCA Act for the fiscal year ended December 31, 2024. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from Nasdaq Stock Market. In addition, whether the PCAOB will continue be able to conduct inspections and investigations completely to its satisfaction of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong are subject to uncertainty and depends on a number of factors out of our, and our auditors’ control, including positions taken by authorities of the PRC. The PCAOB is expected to continue to demand complete access to inspections and investigations against accounting firms headquartered in mainland China and Hong Kong in the future. The PCAOB is required under the HFCA Act to make its determination on an annual basis with regards to its ability to inspect and investigate completely accounting firms based in the mainland China and Hong Kong. The possibility of being a “Commission-Identified Issuer” and risk of delisting could continue to adversely affect the trading price of our securities. Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong as a result of positions taken by any authority in either jurisdiction, the PCAOB will make determinations under the HFCA Act as and when appropriate. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the Holding Foreign Companies Accountable Act, by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. See “Risk Factors — Risks Related to Doing Business in China — Our Ordinary Shares may be delisted under the HFCAA if the PCAOB is unable to inspect auditors or their affiliates that are located in mainland China. The delisting of our Ordinary Shares, or the threat of such delisting, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors of the benefits of such inspections” in our 2024 Form 20-F.

Under PRC laws and regulations, our PRC subsidiaries are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to us. Remittance of dividends by a wholly foreign-owned enterprise out of China is also subject to examination by the banks designated by State Administration of Foreign Exchange (“SAFE”). The majority of the Company’s and our PRC subsidiaries’ income is received in RMB and shortages in foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from SAFE as long as certain procedural requirements are met. Approval from appropriate government authorities is required if RMB is converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The Chinese government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements that we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” in our 2024 Form 20-F. The Company has previously issued a stock dividend on May 27, 2024 but is not planning to make dividend payments in the near future in order to preserve capital to fund business growth.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that the delivery of the Class A Ordinary Shares being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about July 31, 2025, subject to customary closing conditions.

Prospectus Supplement dated July 17, 2025

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering of securities and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus included in the registration statement on Form F-3 (No. 333-279954), which was declared effective on March 21, 2025 by the SEC, including the documents incorporated by reference therein, which provides more general information, some of which may not be applicable to this offering.

This prospectus supplement provides specific details regarding the offering of our Class A Ordinary Shares. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus provided in connection with this offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any other offering materials, or any sale of the Class A Ordinary Shares. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on behalf of us to subscribe for and purchase, any of the Class A Ordinary Shares and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

It is important for you to read and consider all the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision.

In this prospectus supplement and the accompanying prospectus, unless otherwise indicated or unless the context otherwise requires, references to:

●	“China” or the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus supplement and the accompanying prospectus, Hong Kong, Macau and Taiwan;

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

●	“Ordinary Shares” refers to our ordinary shares, including Class A ordinary shares and Class B ordinary shares, of a par value of US$0.00003 per share;

●	“RMB” and “Renminbi” refer to the legal currency of China;

●	“Securities Act” refers the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

●	“US$,” “U.S. dollars” and “dollars” refer to the legal currency of the United States; and

●	“we,” “us,” “our company,” “X3 Holdings,” “the Company” and “our” refer to X3 Holdings Co., Ltd., its subsidiaries and its consolidated affiliated entities, as the context requires.

All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

S-ii

SPECIAL NOTES REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by terminology such as “may,” “will,” “expect,” “anticipate,” “future,” “intend,” “plan,” “believe,” “estimate,” “is/are likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to, among other things:

●	our goals and strategies;

●	our future business development, financial conditions and results of operations;

●	the expected growth of our industry in China;

●	competition in our industry;

●	relevant government policies and regulations relating to our industry;

●	the outcome of any current and future litigation or legal or administrative proceedings; and

●	other factors described under “Risk Factors.”

The forward-looking statements included in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors under “Risk Factors” included elsewhere in this prospectus supplement, the accompanying prospectus, or the information incorporated by reference herein and therein.

We would like to caution you not to place undue reliance on these forward-looking statements and you should read these statements in conjunction with the risk factors disclosed in the documents incorporated by reference herein for a more complete discussion of the risks of an investment in our securities and other risks outlined in our other filings with the SEC. The forward-looking statements included in this prospectus supplement or incorporated by reference into this prospectus supplement are made only as of the date of this prospectus supplement or the date of the incorporated document, and we do not undertake any obligation to update the forward-looking statements except as required under the applicable law.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary highlights selected information included elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus and does not contain all the information that you should consider before making an investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” sections and the financial statements and related notes and other information incorporated by reference, before making an investment decision.

Our Business

We are a global provider of digital solutions and technology services spanning diverse industries. We harness cutting edge technologies to forge agile, innovative business models across targeted global markets by integrating pivotal resources in technology applications, financial prowess, and streamlined operations. We target accelerated and transformative growth across digital technologies, cryptomining operations, renewable energy, and agriculture technologies, focusing on key markets in Asia, the Middle East, Africa, and Europe. Our vision is to be a differentiated and valuable company excelling in high growth industries with a global reach.

Our corporate and government customers include (i) international trade businesses and manufacturers; (ii) governmental agencies and authorities; and (iii) logistics and other various service providers. We currently derive our revenues from five sources: (1) revenue from application development services generated from Powerbridge Digital Solutions, which require us to perform services including project planning, project design, application development and system integration based on customers’ specific needs. These services also require significant production and customization; (2) revenue from consulting and technical support services primarily generated from Powerbridge Digital Solutions; (3) revenue from subscription services generated from Powerbridge SaaS Services; (4) revenue from trading business; and (5) others revenue.

Digital Technologies

With over two decades of technology and industry expertise, X3 Holdings capitalizes on the digital transformation sweeping the global trade industry. We provide integrated solutions and services to both public and private entities by developing a comprehensive suite of cross-border digital trade platforms and services. Our global trade supply chain and compliance platform services have been adopted in China, Indonesia, the Netherlands, Spain and the United Kingdom, with plans to reach even more countries.

Cryptomining Operations

X3 Holdings engages in developing globally diversified bitcoin cryptomining operations supported by sustainable energy sources. We partner with top-tier mining machine providers to ensure stable access and supply of next generation miners. We also collaborate with global partners to intertwine cryptomining with agriculture and renewable energy to slash electricity and operational costs. Already operational in Central Asia, the Company plans to gear up for a sizable bitcoin mining fleet in the near term.

Renewable Energy

X3 Holdings aligns with industry leading players, weaving together policy, technology, capital and regional resources to develop scalable renewable energy projects. This initiative champions renewable energy adoption for new energy vehicle and agriculture machinery development in targeted markets. The Company also pursues integrated renewable energy solutions for cryptomining and agriculture, creating a blueprint for reduced electricity cost and environmental stewardship.

Agriculture Technologies

X3 Holdings offers smart platforms and digital technologies and to enhance agricultural farming efficiency and operations, utilizing big data, AI, blockchain and IoT. We collaborate with global partners in seeds and fertilizers to help facilitate higher crop yields, reduced resource consumption, and sustainable practices. The Company also develop an integrated solution marrying greenhouse operations with collocated cryptomining facilities, with the waste heat repurposed and recycled.

We believe our competitive strengths are contributing to our success and differentiating us from our competitors. We have a diversified business with clear and robust growth strategies in what we believe high growth markets with multiple revenue and profit models, supported by our over two decades of industry and technology expertise and capabilities underpinning business innovation and transformation.

We are striving to create values for all stakeholders, facilitated by our globally integrated resources and operations to support our overall growth. We believe there is a potent entrepreneurial spirit prevalent throughout our global operations, shared by our management, employees, and business partners, led by our agile and seasoned management team and complemented by a partnership network adept at realizing our global vision.

Our Solutions and Services

X3 Holdings is a provider of digital solutions and technology services spanning diverse industries in targeted markets, operating across diversified business segments in digital technologies, cryptomining operations, renewable energy, and agriculture technologies.

Digital Technologies

With over two decades of technology and industry expertise, X3 Holdings capitalizes on the digital transformation sweeping the global trade industry. We provide integrated solutions and services to both public and private entities by developing a comprehensive suite of cross-border digital trade platforms and services. Our global trade supply chain and compliance platform services have been adopted in China, Indonesia, the Netherlands, Spain and the United Kingdom, with plans to reach even more countries.

Global Trade Digital Platforms: We provide global digital trade platforms and services to both public and private entities, servicing all stakeholders in the global trade ecosystem including international trading partners, logistics service providers, customs authorities, and other government agencies. Our platforms and services encompass cross-border trades, logistics and shipping, customs clearance, and transactions and settlements, with enhanced traceability and transparency across the entire supply chain. We also offer fintech services for financial institutions for enhancing risk control and ensuring efficient supply chain financing.

Trade Zone Operations Solutions: We offer digital solutions and services for developing and operating free trade zones, bonded goods facilities, cross border trade zones, and other regulated trade zones and facilities. Our solutions and services are designed for trade zone operations, enterprise trade applications, customs monitoring and clearance, and other financial and logistics services for trade zone authorities and enterprises. Our blockchain applications enable supply chain transparency, streamlined customs clearance, expedited import and export process, and increased international trade volume for the regulated trade zones.

Supply Chain and Compliance Solutions: We provide global trade supply chain and compliance platforms and solutions for multinational manufacturing and international trade enterprises, satisfying regulatory requirements of customs authorities in various countries. Our solutions facilitate streamlined documentation process and integrated data sharing relating to customs, tax, logistics and shipping, and strengthen collaboration among customers’ subsidiaries and operations worldwide. Our solutions expedite the flow of raw materials and finished goods across the entire supply chain, fostering customer’s global market expansion.

International Trading of Products: We engage in international trading of select products by using data from our global trade platforms and market analysis on trade composition, trade logistics, and market trends and development. We collaborate with supply and channel partners to capitalize on international trading opportunities for consumer products and commodity products with high profit and growth opportunities. We gain access to efficient logistics channels to minimize shipping costs, leveraging on our over two decades of international trade industry experience and a global network of operations and logistics partners.

Cryptomining Operations

X3 Holdings engages in developing globally diversified bitcoin cryptomining operations supported by sustainable energy sources. We partner with top-tier mining machine providers to ensure stable access and supply of next generation miners. We also collaborate with global partners to intertwine cryptomining with agriculture and renewable energy to slash electricity and operational costs. Already operational in Central Asia, the Company plans to gear up for a sizable bitcoin mining fleet in the near term.

Cryptomining Business: We develop and operate renewable energy supported and sustainability-focused bitcoin mining operations with high performance mining machines, diversified across hosting sites in Central Asia and other regions. We adopt an asset light model by focusing on investment in mining machines rather than infrastructure for maximized return of investment on revenue generating assets and minimized capital expenditure. We partner with leading crypto machine manufacturers for stable access to top-tiered performance mining hardware to drive an efficient scaling of our miner fleet.

Cryptomining Operations: We leverage our strong partnerships with diversified hosting facilities operated and supported by sustainable energy sources to minimize electricity and operational cost, and mitigate regulatory and site related risks. We focus on expansion of global bitcoin mining capacities powered by renewable energy sources collocated with the hosting sites. We continue to pursue and execute a prudent and efficient scaling of our mining capacities at existing operations and expanded locations with low-cost, energy efficient sustainable energy sources, with a projected sizable miner fleet in the near term.

Sustainability Focus: We engage in the development of bitcoin mining operations and facilities powered by renewable energy sources from solar energy, wind power and hydroelectric power across global geographically diversified locations. We continue to emphasize on a broader international footprint and deploy miners at renewable energy powered hosting sites with a long-term goal to become entirely carbon neutral. We also develop cleantech solutions to recover and repurpose excessive heat from the cryptomining facilities as a heating source for collocated farming greenhouses, further reducing carbon emissions.

Cryptomining and Agribusiness: We develop sustainability focused cleantech solutions for recovering and repurposing the excessive heat generated from the cryptomining sites for heating use in the collocated farming greenhouses. The cryptomining operations benefit from an added revenue stream and lower cooling cost offsetting electricity, while the greenhouses benefit from lower cost for heating and microclimate control, resulting in the same renewable energy being used twice, leading to substantial less carbon emissions by the efficient use of heat at collocated cryptomining operations and farming greenhouses.

Renewable Energy

X3 Holdings aligns with industry leading players, weaving together policy, technology, capital and regional resources to develop scalable renewable energy projects. This initiative champions renewable energy adoption for new energy vehicle and agriculture machinery development in targeted markets. The Company also pursues integrated renewable energy solutions for cryptomining and agriculture, creating a blueprint for reduced electricity cost and environmental stewardship.

Renewable Energy Business: We engage in an integrated renewable energy business model driving for the adoption of renewable energy and development of new energy vehicles and agriculture machinery in key developing markets. We collaborate with industry leading players, weaving together policy, technology, capital, and regional resources to cultivate a scalable renewable energy business with robust growth potential. We deploy diverse operational models in research and development, manufacturing and operations, and platform and channel services, fostering an efficient ecosystem for all stakeholders.

Electric Vehicles and Agriculture Equipment Projects: We collaborate with leading manufacturers and suppliers of electric vehicles and agriculture machinery and equipment for the project design, implementation and operations in target markets. We harnessing our partners’ technological and manufacturing capacities to establish regional brands and extending brand influence and market reach across developing and emerging markets. We implement financial and investment strategies and solutions to support production facility development and operations as well as brand and channel development.

Solar Power Projects: We forge strategic alliances with leading solar system providers in developing a portfolio of regional solar energy and storage projects catering to agricultural and industrial needs of target markets. We explore opportunities in research and development as well as assembly and production of photovoltaic panels and systems in developing countries with favorable cost structures and regulatory environments. We also develop solar energy charging stations tailored for electrical vehicles and clean energy driven agricultural machinery, complete with integrated digital technology solutions and services.

Integrated Operations Models: We develop integrated renewable energy solutions for agriculture and cryptomining, resulting in lower electricity cost and reduced carbon emission with a positive impact on the environment and society. Our renewable energy-based agriculture services encompass distributed energy and storage system installation, greenhouse and digital agritech operations, renewable energy powered farming equipment, and electric charging stations. We collaborate with cryptomining hosting facilities by leveraging cost effective renewable energy sources to drive sustainable practices.

Agriculture Technologies

X3 Holdings offers smart platforms and digital technologies and to enhance agricultural farming efficiency and operations, utilizing big data, AI, blockchain and IoT. We collaborate with global partners in seeds and fertilizers to help facilitate higher crop yields, reduced resource consumption, and sustainable practices. The Company also develop an integrated solution marrying greenhouse operations with collocated cryptomining facilities, with the waste heat repurposed and recycled.

Smart Agritech: We provide smart agritech platform and services for monitoring and managing crops and livestock farming, utilizing big data, artificial intelligence and IoT technologies to provide data analysis and decision-making tools. For crops, our services provide environment data and insights such as temperature and humidity, as well as soil properties such as moisture, pH and soil fertility for enhanced farm management and operations. For livestock, our digital services integrate IoT sensors, satellite positioning, electronic fences and livestock biometric for managing livestock identification, quantity, location, and health status.

Greenhouse Solutions: We offer integrated solutions for greenhouse development and operations, with benefits including higher crop yield, less water and fertilizer used, increased food safety, and enhanced sustainability with solar power. We collaborate with global partners and integrate technologies such as IoT and AI, microclimate control and refrigeration, lighting technologies, and pest and disease control. We also integrate greenhouse operations with collocated cryptomining facilities where the heat generated are recycled and repurposed for climate and temperature control in the greenhouses.

Agriculture Fintech Services: We provide fintech solutions and services for farming customers through the use of blockchain, IoT, and big data technologies by developing digital asset models for agricultural crop and livestock. Our digital asset models transforming agriculture assets into traceable digital assets tradable on agriculture digital markets and utilized by farming and processing enterprises to obtain financing. We also develop a digital platform for managing and monitoring livestock with digital assets created as a collateral for financial institutions in providing financing to farming communities.

Integrated Operations and Services: We offer a package of sales and services encompassing agriculture machines and equipment, photovoltaic modules, and solar powered charging stations for regional farmers and farming communities. We engage in growing of high demand and high profit specialty fruits, vegetables and teas such as fruit flavored corns, multi-color tomatoes, and multi flavored teas in the greenhouses and open fields. Our sales of specialty fruits and vegetables through regional wholesale and distribution channels, as well as direct sales to consumers on leading global and regional ecommerce retail platforms.

We intend to continue leveraging our industry expertise and product knowledge with the best use of emerging and disruptive technologies such as big data, artificial intelligence and Internet of Things to enhance our core technology capabilities and continually increase the scope of our solutions and services to our customers.

The following diagram illustrates our corporate structure of our principal subsidiaries as of the date of this prospectus supplement:

Corporate Information

Our principal executive office is located at Suite 412, Tower A, Tai Seng Exchange, One Tai Seng Avenue, Singapore 536464. Our telephone number is +65-8067-3103. We maintain a website at www.x3holdings.com that contains information about our company, though no information contained on our website is part of this prospectus.

Recent Development

On April 10, 2024, the Company received a deficiency letter from the Listing Qualifications Department of Nasdaq, indicating that the Company was not in compliance with the Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) because, for a period of 30 consecutive business days, the common stock of the Company failed to maintain a minimum bid price of $1.00 per share. In accordance with the Listing Rules of Nasdaq, the Company was given an initial period of 180 calendar days and has received an extension of 180 calendar days to April 7, 2025 to regain compliance with the Minimum Bid Price Requirement. On April 11, 2025, the Company received a letter from the Listing Qualifications Department of Nasdaq stating that the Company has regained compliance with the Minimum Bid Price Requirement by maintaining a minimum closing bid price of the Company’s common stock of $1.00 or greater per share for the last 10 consecutive business days, from March 17, 2025 through April 11, 2025, and that this matter is now closed.

On June 18, 2025, the Company has issued (i) 650,000 Class B restricted Ordinary Shares to Hogstream International Ltd., a company incorporated under the laws of British Virgin Islands, which is 100% held by Mr. Stewart Lor, the Co-Chief Executive Officer of the Company; and (ii) 550,000 Class B restricted Ordinary Shares to Ms. Yuxia Xu, the Chief Financial Officer of the Company (together with the issuance of Class B restricted Ordinary Shares to Hogstream International Ltd., collectively referred to as the “issuance of B Shares”), as stock bonuses. The issuance of B Shares was calculated pursuant to the lowest trading bid price for the past 60 calendar days from April 20, 2025 to June 18, 2025, which is $0.6200 per share, all of which will rank pari passu in all respects with all existing shares of the Company.

Recent Regulatory Developments and Permissions Required from PRC Authorities

Our subsidiaries are subject to certain legal and operational risks associated with being based in China and the complex and evolving PRC laws and regulations. PRC laws and regulations governing the subsidiaries’ current business operations are sometimes vague and uncertain, and as a result these risks may result in material change in the operations of our subsidiaries, significant depreciation of the value of our Class A Ordinary Shares, a complete hindrance of our ability to offer or continue to offer our securities to investors, or cause the value of such securities to significantly decline or be worthless. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including those related to data security and anti-monopoly concerns. However, since these statements and regulatory actions are newly published, official guidance and related implementation rules have not been issued. It is highly uncertain what future impact such modified or new laws and regulations will have on our daily business operations, the ability to accept foreign investments and our continued listing on Nasdaq. For a detailed description of risks related to doing business in China, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” included in our most recent annual report on Form 20-F.

PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature may cause the value of such securities to significantly decline or be of little or no value. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The Chinese government may exert substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to issue securities to foreign investors, however, if our subsidiaries or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors” on page 30 to 33 of our most recent annual report on Form 20-F.

Based on PRC laws and regulations in effect as of the date of this prospectus supplement, and subject to different interpretations of these laws and regulations that may be adopted by PRC authorities, the PRC subsidiaries were required to and have obtained the relevant business licenses from the governing local branches of State Administration for Market Regulations, which sets forth the scope of business operations each subsidiary is allowed to conduct as well as the approvals necessary to operate in China as of the date of this prospectus supplement. We believe that we and our subsidiaries have obtained all the licenses and approvals necessary to operate in China and that we do not need any other licenses or approvals for our operations in mainland China or Hong Kong. We believe that we are not required to obtain approval from any PRC government authorities, including the CSRC, the CAC, or any other government entities, to issue of our Class A Ordinary Shares to foreign investors. However, the Standing Committee of the National People’s Congress (the “SCNPC”) or PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires us or our subsidiaries to obtain permissions from the PRC regulatory authorities to approve their operations.

Under the Measures of Cybersecurity Review which were promulgated on December 28, 2021 and entered into force and effect on February 15, 2022, if critical information infrastructure operators purchase network products and services, or network platform operators conduct data processing activities that affect or may affect national security, they will be subject to cybersecurity review. A network platform operator holding more than one million users/users’ individual information shall be subject to cybersecurity review before listing abroad. In the opinion of our PRC legal counsel, Promise-U Law Firm, the business operations of our subsidiaries do not currently involve the procurement of network products and services or data processing as network platform operators. Our PRC legal counsel has further advised us that the Measures of Cybersecurity Review is not currently applicable to our Company, and we are not required to conduct cybersecurity review.

However, the aforementioned regulations and policies and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As these laws and regulations were recently issued, official guidance and interpretation of the opinions remain unclear, and we cannot assure you that we will remain fully compliant with all new regulatory requirements of these laws and regulations or any future implementation rules on a timely basis, or at all. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The Chinese government may exert substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to issue securities to foreign investors, however, if our subsidiaries or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors” in our most recent annual report on Form 20-F.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “Trial Measures”) and five supporting guidelines (collectively, the “Overseas Listings Rules”), which became effective on March 31, 2023. These rules propose to establish a new filing-based regime to regulate overseas offerings and listings by Chinese domestic companies. Under the Overseas Listings Rules, Chinese domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offering or listing application. Since the date of effectiveness of the Trial Measures, the domestic enterprises otherwise subject to filing that have been listed overseas or met the following circumstances are considered existing enterprises. Existing enterprises are not required to file immediately, and filing should be made as required if they conduct refinancing activities or other matters requiring filings in the future. These risks could completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. Generally, any action by the Chinese government to exert more oversight and control over foreign investment in China-based companies could result in a material change in the operations of our subsidiaries, cause the value of our Class A Ordinary Shares to significantly decline or become worthless, and significantly limit, or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors.

Since the recent regulatory actions are new, however, it is highly uncertain how soon legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operations, ability to accept foreign investments and listing on the Nasdaq. If we do not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, ordered to suspend our relevant business and rectify, prohibited from engaging in relevant business, or subject to an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See ‘Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The Chinese government may exert substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to issue securities to foreign investors, however, if our subsidiaries or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors” in our most recent annual report on Form 20-F.

The PRC regulatory authorities may impose restrictions and penalties on the operations in China, significantly limit or completely hinder our ability to launch any new offering of our securities, limit our ability to pay dividends outside of China, delay or restrict the repatriation of the proceeds from future capital raising activities into China, or take other actions that could materially and adversely affect our business, results of operations, financial condition and prospects, as well as the trading price of our Class A Ordinary Shares. Furthermore, the PRC government authorities may further strengthen oversight and control over listings and offerings that are conducted overseas. Any such action may adversely affect our operations and significantly limit or completely hinder our ability to offer or continue to offer securities to you and cause the value of such securities to significantly decline or be worthless.

Holding Foreign Companies Accountable Act and its Implications

Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act, or the HFCA Act, if the PCAOB determines that it cannot inspect or fully investigate our auditor, and that as a result, an exchange may determine to delist our securities. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and reduced the period of time for foreign companies to comply with PCAOB audits to two consecutive years, instead of three, thus reducing the time period before our securities may be prohibited from trading or delisted. In addition, on December 16, 2021, the PCAOB issued a report on its determination that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by mainland China and Hong Kong authorities in those jurisdictions. On August 26, 2022, the CSRC, the MOF, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in mainland China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the U.S. Securities and Exchange Commission. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. Our auditor, OneStop Assurance PAC, is headquartered in Singapore, and has been inspected by the PCAOB on a regular basis. The determination announced by the PCAOB on December 16, 2021 notes all of the accounting firms that the PCAOB is not able to inspect, and our auditor is not subject to such determination. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Our Ordinary Shares may be delisted under the HFCAA if the PCAOB is unable to inspect auditors or their affiliates that are located in mainland China. The delisting of our Ordinary Shares, or the threat of such delisting, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors of the benefits of such inspections” in our 2024 Form 20-F.

Moreover, to the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of the holding company or its subsidiaries, by the PRC government to transfer cash or assets.

Cash Transfers Through our Organization and Dividend Policy

As of the date of this prospectus supplement, there has been no transfer of cash or other assets, dividends or distributions among the holding company, its subsidiaries and the affiliated entities. As of the date of this prospectus supplement, we have not declared any dividends or made any distributions to our shareholders or U.S. investors. For details, see our consolidated financial statements and their related notes included in our most recent annual report on Form 20-F.

We rely principally on dividends and other distributions on equity from our PRC subsidiaries for our cash requirements, including for services of any debt we may incur. Our PRC subsidiaries’ ability to distribute dividends and earnings is based upon their respective distributable earnings.

Current PRC regulations permit the companies in the PRC to pay dividends only out of their respective accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Additionally, each of the companies in the PRC is required to set aside 10% of its after-tax profits to fund a statutory reserve until such reserve reaches 50% of its registered capital if it distributes its after-tax profits for the current financial year. In addition, cash transfers from our Cayman Islands holding company are subject to the applicable PRC laws and regulations on loans and direct investment. See “Item 3. Key Information — D. Risk Factors — Risk Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements that we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” on page 38 of our most recent annual report on Form 20-F.

In addition, the PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in Renminbi. Under our current corporate structure, we may rely on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE by complying with certain procedural requirements. However, approval from or registration with the appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash generated from the operations of our PRC subsidiaries to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our Class A Ordinary Shares. See “Item 3. Key Information — D. Risk Factors — Risk Related to Doing Business in China — PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of the offerings to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business” on pages 38 and 39 of our most recent annual report on Form 20-F. Therefore, to the extent that cash is located in the PRC or within a PRC domiciled entity and may need to be used to fund operations outside of the PRC, the funds may not be available due to limitations placed to us by the PRC government.

Our board of directors has complete discretion on whether to distribute dividends, subject to the applicable laws and regulations. We do not have any current plan to declare or pay any cash dividends on our Ordinary Shares in the foreseeable future. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure — We will likely not to pay dividends in the foreseeable future” on page 27 of our most recent annual report on Form 20-F.

U.S. investors will not be subject to Cayman Islands, British Virgin Islands, or Hong Kong taxation on dividend distributions, and no withholding will be required on the payment of dividends or distributions to them, while they may be subject to U.S. federal income tax for receiving dividends, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. See “Item 10. Additional Information — E. Taxation” of our most recent annual report on Form 20-F. Additionally, a withholding tax rate of 10% on dividends may be payable by our PRC subsidiaries to their non-PRC enterprise shareholders. See “Item 3. Key Information — D. Risk Factors — Risk Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements that we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” on page 38 of our most recent annual report on Form 20-F.

Our Risks and Challenges

Investing in our securities entails a significant level of risk. Before investing in our Class A Ordinary Shares, you should carefully consider all of the risks and uncertainties mentioned in the section titled “Risk Factors,” as well as all of the other information in this prospectus supplement. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect our business, results of operations and financial condition.

Below please find a summary of the principal risks we face, organized under relevant headings. For a detailed description of the risk factors we may face, see “Item 3. Key Information — D. Risk Factors” section of our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus supplement, and the section titled “Risk Factors” in this prospectus supplement.

Risks Related to Our Business and Industry

Risks and uncertainties related to our business and industry include, but are not limited to, the following:

●	Economic uncertainties or downturns could materially adversely affect our business.

●	The growth and success of our business depends on our ability to develop new services and enhance existing services in order to keep pace with rapid changes in technology.

●	If we do not succeed in attracting new customers for our services and growing revenues from existing customers, we may not achieve our revenue growth goals.

●	We may be unable to effectively manage our expansion for the anticipated growth, which could place significant strain on our management personnel, systems and resources. We may not be able to achieve anticipated growth, which could materially and adversely affect our business and prospects.

●	We face risks associated with having an extended selling and implementation cycle for our services that require us to make significant resource commitments prior to realizing revenues for those services.

●	Adverse changes in the economic environment, either in China or globally, could reduce our customers’ purchases from us and increase pricing pressure, which could materially and adversely affect our revenues and results of operations.

●	We generate a significant portion of our revenues from a relatively small number of major customers and loss of business from these customers could reduce our revenues and significantly harm our business.

●	We may be forced to reduce the prices of our services due to increased competition and reduced bargaining power with our customers, which could lead to reduced revenues and profitability.

●	A portion of our income is generated, and will in the future continue to be generated, on a project basis with a fixed price; we may not be able to accurately estimate costs and determine resource requirements in relation to our projects, which would reduce our margins and profitability.

Risks Related to Our Corporate Structure

Risks and uncertainties related to our corporate structure include, but are not limited to, the following:

●	We are a Cayman Islands company and, because judicial precedent regarding the rights of shareholders is more limited under Cayman Islands law than under U.S. law, shareholders may have less protection for their shareholder rights than they would under U.S. law.

●	Judgments obtained against us by our shareholders may not be enforceable.

●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

●	Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

●	If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Risks Related to Our Ordinary Shares

Risks and uncertainties related to our Shares include, but are not limited to, the following:

●	Our Shares may be delisted from the Nasdaq Capital Market as a result of our failure of meeting the Nasdaq Capital Market continued listing requirements.

●	Our issuance of new shares and convertible note had a dilutive effect on our existing shareholders and may adversely impact the market price of our Ordinary Shares.

Risks Related to Doing Business in China

Risks and uncertainties related to conducting business in China include, but are not limited to, the following:

●	The Chinese government may exert substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to issue securities to foreign investors, however, if our subsidiaries or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.

●	We may be influenced by changes in the political and economic policies of the PRC government.

●	Uncertainties with respect to the interpretation and enforcement of PRC laws, rules and regulations could have a material adverse effect on us.

●	Recent regulatory initiatives implemented by the PRC competent government authorities on cyberspace data security may have introduced uncertainty in our business operations and compliance status, which could result in materially adverse impact on our business, results of operations and our listing on Nasdaq.

●	We may be adversely affected by the complexity and uncertainties of and changes in PRC regulation of Internet business and related companies.

●	U.S. regulators’ ability to conduct investigations or enforce rules in China is limited.

●	We face uncertainty regarding the PRC tax reporting obligations and consequences for certain indirect transfers of the stock of our operating company.

THE OFFERING

Issuer	X3 Holdings Co., Ltd., an exempted company incorporated under the laws of Cayman Islands.

Securities Offered	60,000,000(1) Class A Ordinary Shares of the Company, with a par value of $0.00003 per share.

Offering Price Per Share	$0.43(1)

Ordinary Shares Outstanding Immediately Before this Offering	36,046,664(1) Class A Ordinary Shares and 1,212,195 (1) Class B Ordinary Shares.

Ordinary Shares Outstanding Immediately After this Offering	96,046,664(1) Class A Ordinary Shares and 1,212,195(1) Class B Ordinary Shares.

Proceeds, before expenses, to us	US$25.8 million.

Net Proceeds to us	US$25.8 million.

Use of Proceeds	We anticipate using the net proceeds of this offering primarily for general corporate purposes and working capital.

Transfer agent and registrar	Transhare Corporation.

Listing	Our Class A Ordinary Shares are listed on Nasdaq under the symbol “XTKG.”

Risk Factors	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our securities, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-13 of this prospectus supplement and in the other documents incorporated by reference into this prospectus supplement.

Note:

(1)	before giving effect of the one-to-six reverse stock split, which was approved by the extraordinary general meeting of the shareholders on February 10, 2025.

RISK FACTORS

The following is a summary of certain risks that should be carefully considered along with the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should carefully consider the risks described below together with the risk factors incorporated by reference to our annual report on Form 20-F for the fiscal year ended December 31,2024 and the other information contained in this prospectus supplement and accompanying prospectus, as updated by our subsequent filings under the Exchange Act. If any of the following events actually occurs, our business, operating results, prospects, or financial condition could be materially and adversely affected. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Related to this Offering and our Class A Ordinary Shares

Our share price may be volatile and could decline substantially.

The market price of our Class A Ordinary Shares may be volatile, both because of actual and perceived changes in our financial results and prospects, and because of general volatility in the stock market. The factors that could cause fluctuations in our share price may include, among other factors discussed in this section, the following:

●	actual or anticipated variations in the financial results and prospects of our Company or other companies in the retail business;

●	changes in financial estimates by research analysts;

●	mergers or other business combinations involving us;

●	additions and departures of key personnel and senior management;

●	changes in accounting principles;

●	the passage of legislations or other developments affecting us or our industry;

●	the trading volume of our Class A Ordinary Shares in the public market;

●	the release of lockup, escrow, or other transfer restrictions on our outstanding equity securities or sales of additional equity securities;

●	potential litigations or regulatory investigations;

●	changes in economic conditions, including fluctuations in global and Chinese economies;

●	financial market conditions;

●	the COVID-19 pandemic;

●	natural disasters, terrorist acts, acts of war, or periods of civil unrest; and

●	the realization of some or all of the risks described in this section.

In addition, the stock markets have experienced significant price and trading volume fluctuations from time to time, and the market prices of the equity securities of retailers have been extremely volatile and are sometimes subject to sharp price and trading volume changes. These broad market fluctuations may materially and adversely affect the market price of our Class A Ordinary Shares.

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results, and cash flow.

Future sales of our Class A Ordinary Shares, whether by us or our shareholders, could cause the price of our Class A Ordinary Shares to decline.

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our Class A Ordinary Shares in the public market, the trading price of our Class A Ordinary Shares could decline significantly. Similarly, the perception in the public market that our shareholders might sell our Class A Ordinary Shares could also depress the market price of our shares. A decline in the price of our Class A Ordinary Shares might impede our ability to raise capital through the issuance of additional Class A Ordinary Shares or other equity securities. In addition, the issuance and sale by us of additional Class A Ordinary Shares, or securities convertible into or exercisable for our Class A Ordinary Shares, or the perception that we will issue such securities, could reduce the trading price for our Class A Ordinary Shares as well as make future sales of equity securities by us less attractive or not feasible.

We do not know whether a market for our Class A Ordinary Shares will be sustained or what the trading price of the Class A Ordinary Shares will be and as a result it may be difficult for you to sell your Class A Ordinary Shares.

Although our Class A Ordinary Shares trade on Nasdaq, an active trading market for the Class A Ordinary Shares may not be sustained. It may be difficult for you to sell your Class A Ordinary Shares without depressing the market price for the Class A Ordinary Shares. As a result of these and other factors, you may not be able to sell your Class A Ordinary Shares. Further, an inactive market may also impair our ability to raise capital by selling Class A Ordinary Shares, or may impair our ability to enter into strategic partnerships or acquire companies or products by using our Class A Ordinary Shares as consideration.

Securities analysts may not cover our Class A Ordinary Shares and this may have a negative impact on the market price of our Class A Ordinary Shares.

The trading market for our Class A Ordinary Shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our Class A Ordinary Shares would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our Class A Ordinary Shares, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, the price of our Class A Ordinary Shares would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our Class A Ordinary Shares could decrease and we could lose visibility in the financial markets, which could cause the price and trading volume of our Class A Ordinary Shares to decline.

Our existing shareholders will not experience immediate dilution as a result of this offering but may experience future dilution as a result of future equity offerings or other equity issuances.

We believe that our existing shareholders will experience an immediate dilution relative to net tangible book value per ordinary share as a result of this offering. Our net tangible book value as of December 31, 2024 was US$34.9 million, or US$2.53 (post-reverse stock split adjusted US$15.20) per Ordinary Share. After giving effect to (i) the cancellation of 34,911 (post-reverse stock split adjusted to 5,818) Class A Ordinary Shares; (ii) the issuance of 22,325,600 (post-reverse stock split adjusted to 3,720,933) Class A Ordinary Shares for private placement of $9.6 million; (iii) the issuance of 1,200,000 (post-reverse stock split adjusted to 200,000) Class B restricted Ordinary Shares to the managements of the Company; and (iv) receiving proceeds of $3,972,600 for the adjusted November 24, 2023 private placement(1), our pro forma net tangible book value as of December 31, 2024 was US$48.4 million, or US$1.30 (post-reverse stock split adjusted US$7.80) per Ordinary Share. After giving effect to the sale of Class A Ordinary Shares of US$25.8 million in this offering at an offering price of US$0.43 (post-reverse stock split adjusted US$2.58) per Ordinary Share, and after deducting the estimated offering expenses payable by us in connection with this offering, our pro forma as adjusted net tangible book value as of December 31, 2024 would have been US$74.2 million, or US$0.76 (post-reverse stock split adjusted US$4.58) per Ordinary Share. This represents an immediate decrease in net tangible book value of US$0.54 (post-reverse stock split adjusted US$3.22) per Ordinary Share to our existing shareholders and an immediate increase in net tangible book value of US$0.33 (post-reverse stock split adjusted US$2.00) per Ordinary Share to the investors participating in this offering. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur as an existing shareholder of ours as a result of this offering.

We may in the future issue additional Class A Ordinary Shares or other securities convertible into or exchangeable for our Class A Ordinary Shares. We cannot assure you that we will be able to sell our Class A Ordinary Shares or other securities in any other offering or other transactions at a price per ordinary share that is equal to or greater than the price per ordinary share paid by the investors in this offering. The price per ordinary share at which we sell additional Class A Ordinary Shares or other securities convertible into or exchangeable for our Class A Ordinary Shares in future transactions may be higher or lower than the price per ordinary share in this offering. If we do issue any such additional Class A Ordinary Shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other shareholders.

Because we do not expect to pay dividends in the foreseeable future, you must rely on the price appreciation of our Class A Ordinary Shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Class A Ordinary Shares as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of the Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions, and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A Ordinary Shares will likely depend entirely upon any future price appreciation of our Class A Ordinary Shares. There is no guarantee that our Class A Ordinary Shares will appreciate in value or even maintain the price at which you purchased the Class A Ordinary Shares. You may not realize a return on your investment in our Class A Ordinary Shares and you may even lose your entire investment in our Class A Ordinary Shares.

Note:

(1)	On November 24, 2023, the Company entered into purchase agreements with twelve investors. The investors agreed to purchase an aggregate of $40,000,000 of the Company’s Class A ordinary shares at a share price of $6.0 (post-reverse stock split adjusted to $36.0) per share. The Company issued 6,523,157 (post-reverse stock split adjusted to 1,087,192) Class A ordinary shares on November 24, 2023. In February 2025, the Company entered into a supplemental agreement with these twelve investors to change the aggregate purchase amount to $3,972,600 at a price of $0.609 (post-reverse stock split adjusted to $3.65) per share.

As an exempted company incorporated in the Cayman Islands with limited liability, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq corporate governance listing standards.

As an exempted company incorporated in the Cayman Islands company with limited liability that is listed on the Nasdaq, we are subject to the Nasdaq corporate governance listing standards. However, Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the Nasdaq corporate governance listing standards. We have relied on and plan to rely on home country practice with respect to our corporate governance. Specifically, we are not required to seek shareholder approval for (i) the issuance 20% or more of our outstanding ordinary shares or voting power in a private offering; (ii) the issuance of securities pursuant to a share option or purchase plan to be established or materially amended or other equity compensation arrangement made or materially amended; (iii) the issuance of securities when the issuance or potential issuance will result in a change of control of our Company; and (iv) certain acquisitions in connection with the acquisition of the stock or assets of another company. As a result, our shareholders may be afforded less protection than they otherwise would enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands company and substantially all of our assets are located outside of the United States. All of our current operations are conducted in the PRC. In addition, the majority of our officers and directors are nationals and residents of countries other than the United States and all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2024 presented on:

●	an actual basis as of December 31, 2024;

●	on a pro forma basis, to give effect to (i) the cancellation of 34,911 (post-reverse stock split adjusted to 5,818) Class A Ordinary Shares; (ii) the issuance of 22,325,600 (post-reverse stock split adjusted to 3,720,933) Class A Ordinary Shares for private placement of $9.6 million; (iii) the issuance of 1,200,000 (post-reverse stock split adjusted to 200,000) Class B restricted Ordinary Shares to the managements of the Company; and (iv) receiving proceeds of $3,972,600 for the adjusted November 24, 2023 private placement; and

●	on a pro forma as-adjusted basis, to give effect to (i) the cancellation of 34,911 (post-reverse stock split adjusted to 5,818) Class A Ordinary Shares; (ii) the issuance of 22,325,600 (post-reverse stock split adjusted to 3,720,933) Class A Ordinary Shares for private placement of $9.6 million; (iii) the issuance of 1,200,000 (post-reverse stock split adjusted to 200,000) Class B restricted Ordinary Shares to the managements of the Company; (iv) receiving proceeds of $3,972,600 for the adjusted November 24, 2023 private placement; and (v) the issuance of 60,000,000 (post-reverse stock split adjusted 10,000,000) Ordinary Shares in this offering based on the offering price of $0.43 (post-reverse stock split adjusted $2.58) per Ordinary Share.

You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and note included in our most recent annual report on Form 20-F, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Actual(1)	Pro Forma (1)	Pro Forma As-Adjusted(1)
Cash and cash equivalents	$4,193,839	$17,766,439	$43,566,439
Total Assets	86,395,019	99,967,619	125,767,619
Total Liabilities	36,487,552	36,487,552	36,487,552
Shareholders’ Equity:
Class A common shares, $0.00003 par value, 4,980,000,000 shares authorized; 2,292,652, 6,007,767 and 16,007,767 shares issued and outstanding on actual, pro forma and pro forma as-adjusted basis, respectively (1)	68	179	479
Class B common Shares, $0.00003 par value, 20,000,000 shares authorized; 2,032, 202,032 and 202,032 shares issued and outstanding on actual, pro forma and pro forma as-adjusted basis (1)	-	6	6
Additional paid-in capital	363,712,513	359,266,210	385,065,910
Subscription receivable	(55,906,186)	-	-
Accumulated deficit	(255,789,851)	(293,677,251)	(293,677,251)
Accumulated other comprehensive income	(6,072,241)	(6,072,241)	(6,072,241)
Total Shareholders’ Equity	45,944,303	59,516,903	85,316,903
Non-controlling interest	3,963,164	3,963,164	3,963,164
Total Equity	49,907,467	63,480,067	89,280,067
Total Capitalization	$49,907,467	$63,480,067	$89,280,067

Note:

(1)	after giving effect of the one-to-six reverse stock split, which was approved by the extraordinary general meeting of the shareholders on February 10, 2025.

DILUTION(1)

Our net tangible book value as of December 31, 2024 was US$34.9 million, or US$2.53 (post-reverse stock split adjusted US$15.20) per Ordinary Share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of 60,000,000 (post-reverse stock split adjusted 10,000,000) Class A Ordinary Shares at an offering price of US$0.43 (post-reverse stock split adjusted US$2.58) per Ordinary Share, and after deducting the estimated offering expenses payable by us in connection with this offering, our pro forma as adjusted net tangible book value as of December 31, 2024 would have been US$74.2 million, or US$0.76 (post-reverse stock split adjusted US$4.58) per Ordinary Share. This represents an immediate decrease in net tangible book value of US$0.54 (post-reverse stock split adjusted US$3.22) per Ordinary Share to our existing shareholders and an immediate increase in net tangible book value of US$0.33 (post-reverse stock split adjusted US$2.00) per Ordinary Share to the Investors participating in this offering.

The following table illustrates the net tangible book value dilution per Ordinary Share to shareholders after the issuance of the Class A Ordinary Shares in this offering:

Actual net tangible book value per Ordinary Share as of December 31, 2024	US$2.53 (post-reverse stock split adjusted US$15.20)
Pro forma net tangible book value per Ordinary Share as of December 31, 2024	US$1.30 (post-reverse stock split adjusted US$7.80)
Decrease to net tangible book value per ordinary share to existing shareholders	US$0.54 (post-reverse stock split adjusted US$3.22)
Pro forma as-adjusted net tangible book value per ordinary share after this offering	US$0.76 (post-reverse stock split adjusted US$4.58)
Increase to net tangible book value per ordinary share to new investors	US$0.33 (post-reverse stock split adjusted US$2.00)

The foregoing table and discussion is based on 13,755,975 Class A Ordinary Shares (post-reverse stock split adjusted 2,292,652) and 12,195 (post-reverse stock split adjusted 2,032) Class B Ordinary Shares outstanding as of December 31, 2024.

This discussion of dilution, and the table quantifying it, assumes no exercise of any outstanding options over our Class A Ordinary Shares.

USE OF PROCEEDS

We estimate that we will receive cash net proceeds from this offering, after deducting offering expenses payable by us, of US$25.8 million.

We intend to use the net proceeds from this offering for working capital and general corporate purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus supplement. Unforeseen events or changed business conditions may result in application of the proceeds of this offering in a manner other than as described in this prospectus supplement.

To the extent that the net proceeds we receive from this offering are not immediately applied for the above purposes, we plan to invest the net proceeds in bank deposits.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Ordinary Shares. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, and future prospects and other factors the board of directors may deem relevant.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Ordinary Shares

As of the date of this prospectus supplement, our authorized share capital was US$5,000,000,000 divided into (i) 4,980,000,000 Class A ordinary shares of a par value of US$0.00003 each; and (ii) 20,000,000 Class B ordinary shares of a par value of US$0.00003 each. As of the date of this prospectus supplement, there are 6,007,767 Class A ordinary shares issued and outstanding, including the Class A ordinary shares being offered hereunder, and 202,032 Class B ordinary shares issued and outstanding(1).

Our Eighth Amended and Restated Memorandum and Articles of Association

The following are summaries of material provisions of our Eighth Amended and Restated Memorandum and Articles of Association and the Companies Act insofar as they relate to the material terms of our ordinary shares.

General. Our ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form and are issued when registered in our register of members.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by our directors. Our Eighth Amended and Restated Memorandum and Articles of Association provide that the directors may, before recommending or declaring any dividends, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the directors, be applicable for meeting contingencies or for equalizing dividends or for any other purpose to which those funds may be properly applied. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Each ordinary share shall be entitled to vote on all matters subject to a vote at general meetings of our company. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded (before or on the declaration of the result of the show of hands). Where a poll is requested, each Class A ordinary share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the company, and each Class B ordinary share shall entitle the holder thereof to thirty (30) votes on all matters subject to vote at general meetings of the Company. A poll may be demanded by the chairman of such meeting by any three shareholders which are present in person or by proxy at the meeting or any one or more shareholders who together hold not less than one tenth of the paid up voting share capital of the Company which are present in person or by proxy at the meeting.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting or by a majority of shareholders in writing, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding ordinary shares at a meeting and includes a unanimous written resolution. A special resolution will be required for important matters such as a change of name or making changes to our Eighth Amended and Restated Memorandum and Articles of Association. Holders of the ordinary shares may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Eighth Amended and Restated Memorandum and Articles of Association provide that we shall in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ general meetings may be convened by any director. Advance notice of at least ten calendar days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of at least two shareholders present in person or by proxy, representing not less than an aggregate of one-third of all votes attaching to all of our shares in issue and entitled to vote.

Note:

(1)	after giving effect of the one-to-six reverse stock split, which was approved by the extraordinary general meeting of the shareholders on February 10, 2025.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Eighth Amended and Restated Memorandum and Articles of Association provide that upon the requisition of shareholders representing in aggregate not less than one-tenth of the votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board of directors will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our Eighth Amended and Restated Memorandum and Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares. Subject to the restrictions contained in our Eighth Amended and Restated Memorandum and Articles of Association, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	a fee of such maximum sum as the Designated Stock Exchange may determine to be payable or such lesser sum as the Board may from time to time require is paid to the Company in respect thereof;

●	the instrument of transfer is in respect of only one class of share;

●

the instrument of transfer is lodged at the Office or such other place at which the Register is kept in accordance with the Law or the Registration Office (as the case may be) accompanied by the relevant share certificate(s) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do); and

●	the instrument of transfer is properly stamped, if required.

If our directors refuse to register a transfer, they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 days’ notice being given by advertisement in one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine.

Conversion. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof or automatically as set out in our Eighth Amended and Restated Memorandum and Articles of Association. The right to convert shall be exercisable by the holder of the Class B Ordinary Share delivering a written notice to the Company that such holder elects to convert a specified number of Class B Ordinary Shares into Class A Ordinary Shares.

Any conversion of Class B Ordinary Shares into Class A Ordinary Shares pursuant to the Eighth Amended and Restated Articles of Association of the Company, as amended from time to time, shall be effected by means of the re-designation and re-classification of each relevant Class B Ordinary Share as a Class A Ordinary Share. Such conversion shall become effective forthwith upon entries being made in the register of members to record the re-designation and re-classification of the relevant Class B Ordinary Shares as Class A Ordinary Shares.

Liquidation. On the winding up of our company, if the assets available for distribution amongst our shareholders shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by our shareholders in proportion to the par value of the shares held by them. If in a winding up the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 calendar days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders (provided that no such purchase may be made contrary to the terms or manner recommended by the board of directors). Under the Companies Act, the redemption or repurchase of any shares may be paid out of our company’s profits or out of the proceeds of a new issuance of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such shares may be redeemed or repurchased (a) unless it is fully paid up; (b) if such redemption or repurchase would result in there being no shares outstanding; or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid shares for no consideration.

Variations of Rights of Shares. If at any time our share capital is divided into different classes or series of shares, the rights attaching to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, subject to our articles of association, be varied or abrogated with the consent in writing of the holders of a majority of the issued shares of that class or series or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class or series. The rights conferred upon the holders of the shares of any class or series issued with the preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking in priority thereto or pari passu therewith.

Issuance of Additional Shares. Our Eighth Amended and Restated Memorandum and Articles of Association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our Eighth Amended and Restated Memorandum and Articles of Association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preferred shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of the ordinary shares.

Inspection of Books and Records. Holders of our ordinary shares will have no general rights under the Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (except for the memorandum and articles of association, any special resolutions passed by our shareholders and the register of mortgages and charges). However, we will provide our shareholders with annual audited financial statements.

Anti-Takeover Provisions. Some provisions of our Eighth Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further votes or actions by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Eighth Amended and Restated Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Changes in Capital. We may from time to time by ordinary resolution:

●	increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe;

●	consolidate and divide all or any of the share capital into shares of a larger par value than the existing shares;

●	subdivide the existing shares, or any of them into shares of a smaller par value than is fixed by our Eighth Amended and Restated Memorandum and Articles of Association (subject, nevertheless, to the Companies Act) provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; or

●	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

We may by special resolution, subject to any confirmation or consent required by the Companies Act, reduce our share capital or any capital redemption reserve in any manner authorized by law.

Indemnification of Directors and Officers. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our Eighth Amended and Restated Memorandum and Articles of Association provides that our directors and officers shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person's own dishonesty, willful default or fraud, in or about the conduct of the Company's business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

PLAN OF DISTRIBUTION

We entered into the Securities Purchase Agreement with 18 individual Investors on July 11, 2025, and expect to deliver the Class A Ordinary Shares being offered pursuant to this prospectus supplement on or about July 31, 2025, which is subject to customary closing conditions. We have not entered into any underwriting agreement, arrangement or understanding for the sale of the Class A Ordinary Shares being offered pursuant to this prospectus supplement.

Pursuant to the Securities Purchase Agreement, we will sell to the Investors 60,000,000 Class A Ordinary Shares (post-reverse stock split adjusted 10,000,000) of the Company at a purchase price of US$0.43 (post-reverse stock split adjusted US$2.58) per share. We negotiated the price for the securities offered in this offering with the Investors. The factors considered in determining the price included the recent market price of our shares, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

LEGAL MATTERS

The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman, our counsel as to Cayman Islands law. Legal matters as to PRC law will be passed upon for us by Promise-U Law Firm.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2024 incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2024, have been so incorporated by reference in reliance on the report of OneStop Assurance PAC, an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting. The registered office of OneStop Assurance PAC is located at Singapore.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement certain information that we filed with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

●	The annual report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on April 25, 2025;

●	The Form 6-K filed on May 30, 2024, the Form 6-K filed on October 3, 2024, the Form 6-K filed on November 8, 2024, the Form 6-K filed on November 27, 2024, the Form 6-K filed on January 8, 2025, the Form 6-K filed on February 14, 2025, the Form 6-K filed on April 16, 2025 and the Form 6-K filed on June 18, 2025;

●	The registration statement and final prospectus for the Company’s initial public offering, filed on April 2, 2019;

●	Our Registration Statement on Form 8-A, filed with the SEC on March 27, 2019, including any amendments or reports filed for the purpose of updating the description of our Ordinary Share therein;

●	Any future annual reports on Form 20-F filed with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement; and

●	Any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus supplement that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus supplement forms a part.

Our annual report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on April 25, 2025, contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

X3 HOLDINGS CO., LTD.

Suite 412, Tower A, Tai Seng Exchange

One Tai Seng Avenue

Singapore 536464

Tel: +65.8067.3103

Copies of these filings are also available on our website at www.x3holdings.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” below.

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus supplement by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus supplement omits certain information and exhibits that are included in the registration statement of which this prospectus supplement forms a part. Since this prospectus supplement may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus supplement forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus supplement, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov. You may read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

We maintain a website at www.x3holdings.com, at which you may access the above-mentioned materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, and investors should not rely on such information in making a decision to purchase our Class A Ordinary Shares in this offering.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION	MARCH 21, 2025

PROSPECTUS

X3 HOLDINGS CO., LTD.

Up to $277,700,000

Class A Ordinary Share

Preferred share

Debt Securities

Warrants

Rights

Units

We may from time to time offer, issue and sell up to US$277,700,000, or its equivalent in any other currency, currency units, or composite currency or currencies, of our Class A ordinary shares, par value US$48, preferred shares, debt securities, warrants to purchase our Class A ordinary shares, rights and a combination of the foregoing securities, separately or as units, in one or more offerings. We refer to our Class A ordinary shares, preferred shares, warrants, rights and units collectively as “securities” in this prospectus.

This prospectus provides a general description of the securities that we may offer. We will provide specific terms of any offering in one or more supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any options to purchase additional securities held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” on page 13.

If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in the applicable prospectus supplement. This prospectus also describes the general manner in which our securities may be offered and sold. If necessary, the specific manner in which our securities may be offered and sold will be described in a supplement to this prospectus.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our ordinary shares in any 12-month period so long as the aggregate market value of our outstanding ordinary shares held by non-affiliates remains below $75,000,000 (the “Baby Shelf Limitation”). As of January 10, 2025, the aggregate market value of our outstanding ordinary shares held by non-affiliates was approximately $18.85 million, based on 13,755,975 ordinary shares held by non-affiliates as of such date at a price of $1.37 per share on January 10, 2025, which was the highest closing price of our ordinary shares on Nasdaq within 60 days of the filing date of this registration statement. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Our Ordinary Shares are currently listed on Nasdaq under the symbol “XTKG.” On March 3, 2025, the last reported sale price of our ordinary shares on Nasdaq was US$0.556 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on Nasdaq or other securities exchange of the securities covered by the prospectus supplement.

Investing in our securities involves risks. You should carefully review the risks described under the heading “Risk Factors” beginning on page 10 and in the documents which are incorporated by reference herein before you invest in our securities.

Our Company is not an operating company but a Cayman Islands holding company. Our operations are primarily conducted through our subsidiaries in Singapore and the PRC. Investors investing in our ordinary shares thus are purchasing equity interest in a Cayman Islands holding company and not in an operating entity.

We face various risks and uncertainties relating to doing business in China. A substantial part of our business operations is conducted in China, and we are subject to complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory requirements on overseas offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, which may impact our ability to conduct certain businesses, accept foreign investments, or list and conduct offerings on a stock exchange in the United States or other foreign jurisdiction, and we are required to make filings with the CSRC for applicable securities offerings, including an offering made pursuant to this prospectus. We are required to file with the CSRC within three working days after the subsequent securities offering made pursuant to this prospectus is completed and we might face warnings or fines if we fail to fulfill related filing procedure. Although there are still uncertainties regarding the interpretation and implementation of relevant regulatory guidance, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry. These risks could materially and adversely impact our operations and the value of our ordinary shares, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless.

The PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature, such as data security or anti-monopoly related regulations, may cause the value of such securities to significantly decline. For more details, see “Risk Factors — Risks Related to Doing Business in China —  The Chinese government may exert substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to issue securities to foreign investors, however, if our subsidiaries or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.” in our most recent annual report on Form 20-F.

Risks and uncertainties regarding the interpretation and enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of our securities. Risks and uncertainties arising from the legal system of China, including those relating to the interpretation and enforcement of PRC laws and regulations and that rules and regulations in China can change quickly with little advance notice, could limit the legal protections available to you and us, hinder our ability and the ability of any holder of our securities to offer or continue to offer such securities, result in a material adverse change to our business operations, and damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless. For more details, see “Risk Factors — Risks Related to Doing Business in China — Uncertainties with respect to the interpretation and enforcement of PRC laws, rules and regulations could have a material adverse effect on us.” in our most recent annual report on Form 20-F. The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states that if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC will prohibit our shares or the ordinary shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong (the “2021 Determinations”). In June 2021, the Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years.

On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations, establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022 and vacated the 2021 Determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. As of the date of this annual report, the PCAOB has not issued any new determination that it is unable to inspect or investigate completely registered public accounting firms headquartered in any jurisdiction. However, whether the PCAOB will be able to continue to conduct inspections and investigations completely to its satisfaction of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our current auditor’s, control, including positions taken by authorities of the PRC. The PCAOB is expected to continue to demand complete access to inspections and investigations against accounting firms headquartered in mainland China and Hong Kong in the future. The PCAOB is required under the HFCAA to make its determination on an annual basis with regard to its ability to inspect and investigate completely accounting firms based in mainland China and Hong Kong. The possibility of being a “Commission-Identified Issuer” and the risk of delisting could continue to adversely affect the trading price of our securities. Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong as a result of positions taken by any authority in either jurisdiction, the PCAOB will make determinations under the HFCAA as and when appropriate. For details, see “Risk Factors — Risks Related to Doing Business in China — Our Ordinary Shares may be delisted under the HFCAA if the PCAOB is unable to inspect auditors or their affiliates that are located in mainland China. The delisting of our Ordinary Shares, or the threat of such delisting, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors of the benefits of such inspections.”, which is included in our most recent annual report on Form 20-F. Recent developments with respect to audits of China-based companies may still also create uncertainty about the ability of our auditor to fully cooperate with the PCAOB’s inspection requests without the approval of the relevant PRC authorities. The delisting of our ordinary shares, or the threat of their being delisted, may have a material adverse impact on our listing and trading in the U.S. and the trading prices of our ordinary shares.

Our ability to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends paid by our PRC subsidiaries. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to us. Under PRC laws and regulations, our PRC subsidiaries are subject to certain restrictions with respect to payment of dividends or other transfers of any of their net assets to us. Our PRC subsidiaries are permitted to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. PRC laws also require a foreign-invested enterprise to set aside at least 10% of its after-tax profits as the statutory common reserve fund until the cumulative amount of the statutory common reserve fund reaches 50% or more of such enterprise’s registered capital, if any, to fund its statutory common reserves, which are not available for distribution as cash dividends. Remittance of dividends by a wholly foreign-owned enterprise out of mainland China is also subject to examination by the banks designated by the PRC State Administration of Foreign Exchange. These restrictions are benchmarked against the paid-up capital and the statutory reserve funds of our PRC subsidiaries. To the extent cash in our business is in China or in an entity in mainland China, the funds may not be available to fund operations or for other use outside of mainland China due to interventions in or the imposition of restrictions and limitations by the PRC government on our ability to transfer cash. As a result, our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business may be materially and adversely affected.

Neither the Securities and Exchange Commission, Cayman Islands, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2025.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer to sell any of the securities, or any combination of the securities, described in this prospectus, in each case in one or more offerings, up to a total amount of $277,700,000, subject to the Baby Shelf Limitation. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering.

You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto and the documents incorporated by reference, or to which we have referred you, before making your investment decision. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the caption “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus supplement or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the Class A Ordinary Shares offered by this prospectus, any prospectus supplement or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or amendments thereto, as well as information we have previously filed with the U.S. Securities and Exchange Commission (the “SEC”), is accurate as of any date other than the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates. We will promptly amend such information to the extent required by the relevant laws and regulations and we acknowledge that we are responsible for the timely filing of the subsequent prospectus supplements or amendments to contain all the material and necessary information as stipulated by the applicable laws.

If necessary, the specific manner in which the securities may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus or any prospectus supplement-the statement in the document having the later date modifies or supersedes the earlier statement.

When used herein, unless the context requires otherwise, references to the “X3 Holdings,” “the Company,” “our Company,” “we,” “our” and “us” refer to X3 Holdings Co., Ltd., a Cayman Islands exempted company.

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the applicable prospectus supplement or amendment and the information incorporated by reference in this prospectus contain various forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which represent our expectations or beliefs concerning future events. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will” or similar expressions. In addition, any statements concerning future financial performance, ongoing strategies or prospects, and possible future actions, which may be provided by our management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company, economic and market factors, and the industry in which we do business, among other things. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The forward-looking statements in this prospectus, the applicable prospectus supplement or any amendments thereto and the information incorporated by reference in this prospectus represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

iii

OUR COMPANY

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire prospectus, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements.” Unless otherwise indicated or the context otherwise requires, references in this prospectus to “we,” “our,” “us,” and other similar terms refer to X3 Holdings Co., Ltd. and its consolidated subsidiaries.

Overview

X3 Holdings Co., Ltd., headquartered in Singapore, is a global provider of digital solutions and technology services spanning diverse industries. We harness cutting edge technologies to forge agile, innovative business models across targeted global markets by integrating pivotal resources in technology applications, financial prowess, and streamlined operations. We target accelerated and transformative growth across digital technologies, cryptomining operations, renewable energy, and agriculture technologies, focusing on key markets in Asia, the Middle East, Africa, and Europe. Our vision is to be a differentiated and valuable company excelling in high growth industries with a global reach.

Digital Technologies

With over two decades of technology and industry expertise, X3 Holdings capitalizes on the digital transformation sweeping the global trade industry. We provide integrated solutions and services to both public and private entities by developing a comprehensive suite of cross-border digital trade platforms and services. Our global trade supply chain and compliance platform services have been adopted in China, Indonesia, the Netherlands, Spain and the United Kingdom, with plans to reach even more countries.

Cryptomining Operations

X3 Holdings engages in developing globally diversified bitcoin cryptomining operations supported by sustainable energy sources. We partner with top-tier mining machine providers to ensure stable access and supply of next generation miners. We also collaborate with global partners to intertwine cryptomining with agriculture and renewable energy to slash electricity and operational costs. Already operational in Central Asia, the Company plans to gear up for a sizable bitcoin mining fleet in the near term.

Renewable Energy

X3 Holdings aligns with industry leading players, weaving together policy, technology, capital and regional resources to develop scalable renewable energy projects. This initiative champions renewable energy adoption for new energy vehicle and agriculture machinery development in targeted markets. The Company also pursues integrated renewable energy solutions for cryptomining and agriculture, creating a blueprint for reduced electricity cost and environmental stewardship.

Agriculture Technologies

X3 Holdings offers smart platforms and digital technologies and to enhance agricultural farming efficiency and operations, utilizing big data, AI, blockchain and IoT. We collaborate with global partners in seeds and fertilizers to help facilitate higher crop yields, reduced resource consumption, and sustainable practices. The Company also develop an integrated solution marrying greenhouse operations with collocated cryptomining facilities, with the waste heat repurposed and recycled.

We believe our competitive strengths are contributing to our success and differentiating us from our competitors. We have a diversified business with clear and robust growth strategies in what we believe high growth markets with multiple revenue and profit models, supported by our over two decades of industry and technology expertise and capabilities underpinning business innovation and transformation.

We are striving to create values for all stakeholders, facilitated by our globally integrated resources and operations to support our overall growth. We believe there is a potent entrepreneurial spirit prevalent throughout our global operations, shared by our management, employees, and business partners, led by our agile and seasoned management team and complemented by a partnership network adept at realizing our global vision.

Our Solutions and Services

X3 Holdings is a provider of digital solutions and technology services spanning diverse industries in targeted markets, operating across diversified business segments in digital technologies, cryptomining operations, renewable energy, and agriculture technologies.

Digital Technologies

With over two decades of technology and industry expertise, X3 Holdings capitalizes on the digital transformation sweeping the global trade industry. We provide integrated solutions and services to both public and private entities by developing a comprehensive suite of cross-border digital trade platforms and services. Our global trade supply chain and compliance platform services have been adopted in China, Indonesia, the Netherlands, Spain and the United Kingdom, with plans to reach even more countries.

Global Trade Digital Platforms: We provide global digital trade platforms and services to both public and private entities, servicing all stakeholders in the global trade ecosystem including international trading partners, logistics service providers, customs authorities, and other government agencies. Our platforms and services encompass cross-border trades, logistics and shipping, customs clearance, and transactions and settlements, with enhanced traceability and transparency across the entire supply chain. We also offer fintech services for financial institutions for enhancing risk control and ensuring efficient supply chain financing.

Trade Zone Operations Solutions: We offer digital solutions and services for developing and operating free trade zones, bonded goods facilities, cross border trade zones, and other regulated trade zones and facilities. Our solutions and services are designed for trade zone operations, enterprise trade applications, customs monitoring and clearance, and other financial and logistics services for trade zone authorities and enterprises. Our blockchain applications enable supply chain transparency, streamlined customs clearance, expedited import and export process, and increased international trade volume for the regulated trade zones.

Supply Chain and Compliance Solutions: We provide global trade supply chain and compliance platforms and solutions for multinational manufacturing and international trade enterprises, satisfying regulatory requirements of customs authorities in various countries. Our solutions facilitate streamlined documentation process and integrated data sharing relating to customs, tax, logistics and shipping, and strengthen collaboration among customers’ subsidiaries and operations worldwide. Our solutions expedite the flow of raw materials and finished goods across the entire supply chain, fostering customer’s global market expansion.

International Trading of Products: We engage in international trading of select products by using data from our global trade platforms and market analysis on trade composition, trade logistics, and market trends and development. We collaborate with supply and channel partners to capitalize on international trading opportunities for consumer products and commodity products with high profit and growth opportunities. We gain access to efficient logistics channels to minimize shipping costs, leveraging on our over two decades of international trade industry experience and a global network of operations and logistics partners.

Cryptomining Operations

X3 Holdings engages in developing globally diversified bitcoin cryptomining operations supported by sustainable energy sources. We partner with top-tier mining machine providers to ensure stable access and supply of next generation miners. We also collaborate with global partners to intertwine cryptomining with agriculture and renewable energy to slash electricity and operational costs. Already operational in Central Asia, the Company plans to gear up for a sizable bitcoin mining fleet in the near term.

Cryptomining Business: We develop and operate renewable energy supported and sustainability-focused bitcoin mining operations with high performance mining machines, diversified across hosting sites in Central Asia and other regions. We adopt an asset light model by focusing on investment in mining machines rather than infrastructure for maximized return of investment on revenue generating assets and minimized capital expenditure. We partner with leading crypto machine manufacturers for stable access to top-tiered performance mining hardware to drive an efficient scaling of our miner fleet.

Cryptomining Operations: We leverage our strong partnerships with diversified hosting facilities operated and supported by sustainable energy sources to minimize electricity and operational cost, and mitigate regulatory and site related risks. We focus on expansion of global bitcoin mining capacities powered by renewable energy sources collocated with the hosting sites. We continue to pursue and execute a prudent and efficient scaling of our mining capacities at existing operations and expanded locations with low-cost, energy efficient sustainable energy sources, with a projected sizable miner fleet in the near term.

Sustainability Focus: We engage in the development of bitcoin mining operations and facilities powered by renewable energy sources from solar energy, wind power and hydroelectric power across global geographically diversified locations. We continue to emphasize on a broader international footprint and deploy miners at renewable energy powered hosting sites with a long-term goal to become entirely carbon neutral. We also develop cleantech solutions to recover and repurpose excessive heat from the cryptomining facilities as a heating source for collocated farming greenhouses, further reducing carbon emissions.

Cryptomining and Agribusiness: We develop sustainability focused cleantech solutions for recovering and repurposing the excessive heat generated from the cryptomining sites for heating use in the collocated farming greenhouses. The cryptomining operations benefit from an added revenue stream and lower cooling cost offsetting electricity, while the greenhouses benefit from lower cost for heating and microclimate control, resulting in the same renewable energy being used twice, leading to substantial less carbon emissions by the efficient use of heat at collocated cryptomining operations and farming greenhouses.

Renewable Energy

X3 Holdings aligns with industry leading players, weaving together policy, technology, capital and regional resources to develop scalable renewable energy projects. This initiative champions renewable energy adoption for new energy vehicle and agriculture machinery development in targeted markets. The Company also pursues integrated renewable energy solutions for cryptomining and agriculture, creating a blueprint for reduced electricity cost and environmental stewardship.

Renewable Energy Business: We engage in an integrated renewable energy business model driving for the adoption of renewable energy and development of new energy vehicles and agriculture machinery in key developing markets. We collaborate with industry leading players, weaving together policy, technology, capital, and regional resources to cultivate a scalable renewable energy business with robust growth potential. We deploy diverse operational models in research and development, manufacturing and operations, and platform and channel services, fostering an efficient ecosystem for all stakeholders.

Electric Vehicles and Agriculture Equipment Projects: We collaborate with leading manufacturers and suppliers of electric vehicles and agriculture machinery and equipment for the project design, implementation and operations in target markets. We harnessing our partners’ technological and manufacturing capacities to establish regional brands and extending brand influence and market reach across developing and emerging markets. We implement financial and investment strategies and solutions to support production facility development and operations as well as brand and channel development.

Solar Power Projects: We forge strategic alliances with leading solar system providers in developing a portfolio of regional solar energy and storage projects catering to agricultural and industrial needs of target markets. We explore opportunities in research and development as well as assembly and production of photovoltaic panels and systems in developing countries with favorable cost structures and regulatory environments. We also develop solar energy charging stations tailored for electrical vehicles and clean energy driven agricultural machinery, complete with integrated digital technology solutions and services.

Integrated Operations Models: We develop integrated renewable energy solutions for agriculture and cryptomining, resulting in lower electricity cost and reduced carbon emission with a positive impact on the environment and society. Our renewable energy-based agriculture services encompass distributed energy and storage system installation, greenhouse and digital agritech operations, renewable energy powered farming equipment, and electric charging stations. We collaborate with cryptomining hosting facilities by leveraging cost effective renewable energy sources to drive sustainable practices.

Agriculture Technologies

X3 Holdings offers smart platforms and digital technologies and to enhance agricultural farming efficiency and operations, utilizing big data, AI, blockchain and IoT. We collaborate with global partners in seeds and fertilizers to help facilitate higher crop yields, reduced resource consumption, and sustainable practices. The Company also develop an integrated solution marrying greenhouse operations with collocated cryptomining facilities, with the waste heat repurposed and recycled.

Smart Agritech: We provide smart agritech platform and services for monitoring and managing crops and livestock farming, utilizing big data, artificial intelligence and IoT technologies to provide data analysis and decision-making tools. For crops, our services provide environment data and insights such as temperature and humidity, as well as soil properties such as moisture, pH and soil fertility for enhanced farm management and operations. For livestock, our digital services integrate IoT sensors, satellite positioning, electronic fences and livestock biometric for managing livestock identification, quantity, location, and health status.

Greenhouse Solutions: We offer integrated solutions for greenhouse development and operations, with benefits including higher crop yield, less water and fertilizer used, increased food safety, and enhanced sustainability with solar power. We collaborate with global partners and integrate technologies such as IoT and AI, microclimate control and refrigeration, lighting technologies, and pest and disease control. We also integrate greenhouse operations with collocated cryptomining facilities where the heat generated are recycled and repurposed for climate and temperature control in the greenhouses.

Agriculture Fintech Services: We provide fintech solutions and services for farming customers through the use of blockchain, IoT, and big data technologies by developing digital asset models for agricultural crop and livestock. Our digital asset models transforming agriculture assets into traceable digital assets tradable on agriculture digital markets and utilized by farming and processing enterprises to obtain financing. We also develop a digital platform for managing and monitoring livestock with digital assets created as a collateral for financial institutions in providing financing to farming communities.

Integrated Operations and Services: We offer a package of sales and services encompassing agriculture machines and equipment, photovoltaic modules, and solar powered charging stations for regional farmers and farming communities. We engage in growing of high demand and high profit specialty fruits, vegetables and teas such as fruit flavored corns, multi-color tomatoes, and multi flavored teas in the greenhouses and open fields. Our sales of specialty fruits and vegetables through regional wholesale and distribution channels, as well as direct sales to consumers on leading global and regional ecommerce retail platforms.

Our Growth Strategies

We plan to grow and expand our business by pursuing the following growth strategies:

●	Focus on executing business segment strategies to expand and strengthen expertise, capabilities and resources to drive overall growth;

●	Continue to pursue a global and diversified business growth strategy to ensure sustained growth, effectively countering market uncertainties;

●	Accelerate our research and development of cutting-edge technologies to continue expanding our solutions and service offerings;

●	Persist in creating and replicating agile and innovative business models, capitalizing on market opportunities to accelerate revenue and profit growth;

●	Expand by organic and inorganic growth wherever strategic opportunities emerge, adopting to a disciplined approach to ensure future earnings growth.

We adopt differentiated and tailored growth strategies and priorities for each business segment:

●	Digital Technologies: Harness the power of digital transformation to redefine global trade and increase market penetration with expanded solutions and offerings.

●	Cryptomining Operations: Scale up bitcoin cryptomining capacities with sustainable energy sources across globally diversified hosting sites.

●	Renewable Energy: Focus on development and operations of large scale integrated renewable energy projects in key markets.

●	Agriculture Technologies: Amplify market presence with expanded smart agritech and IoT solutions and services in select markets.

Our Technology

Our product applications, industry solutions and platform services are designed and built from our multiple proprietary technology infrastructure platforms which are developed based on industry leading infrastructure technologies. Our infrastructure technology platforms are designed for high performance reliability, flexibility and scalability, allowing us to expand our solutions and services rapidly and efficiently to consistently address the changing needs of our global customers and partners. We are developing our own technologies as well as working with other technology and infrastructure partners with the best use of big data, artificial intelligence, blockchain, Internet of Things, and 5G, among other technologies. We are continuing to leverage our industry expertise and product knowledge, utilizing cutting-edge technologies to enhance our core technology and application capabilities in continually expanding the scope of our solutions and services.

Our Customers

We provide our solutions and services to a broad spectrum of both private and public entities globally. Our private sector customers include import and export companies, international trade manufacturers, cross-border eCommerce platforms, freight forwarding and shipping agencies, customs and clearance inspection brokers, warehouse operators, logistics and transportation companies, expressed courier service providers, financial institutions, insurance service providers, farming communities and groups, agribusiness organizations, agriculture related companies, and other business project related companies and organizations. Our public sector customers are various government agencies, authorities and organizations, including government agencies such as customs, maritime affair, transportation and commerce, and government authorities and organizations such as port authorities, free trade zones, bonded facilities and warehouses, and others government regulated facility operators.

Our Go-To-Market Approach

Our go-to-market approach is focused on expanding the adoption of our solutions and services with existing customers and acquiring new customers with a direct sales force and a network of global channel partners, designed to accelerate and scale up our market adoption efficiently and globally. We believe our customer relationship-focused sales model is an advantage compared to other competitors’ product focused approach, enabling us to develop and form strong, long-term relationships with our existing and potential customers. Our direct sales and marketing teams are comprised of field sales, corporate sales and business development based on customer size, geographic markets, channel networks, and target industries, striving to sustain our high customer retention and long customer tenure. We continue to focus on cross-sell additional products and platforms with our existing customers to expand the scope of adoption for our solutions and services.

Our Competitive Strengths

We believe that the following competitive strengths contribute to our success and differentiate us from our competitors:

●	A diversified business with clear and robust growth strategies in high growth markets with multiple revenue and profit models.

●	Over two decades of technology expertise and capabilities underpinning business innovation and transformation.

●	Consistent value creation for stakeholders facilitated by globally integrated resources and operations to support overall growth.

●	A potent entrepreneurial spirit prevalent throughout global operations, shared by our management, employees, and business partners.

●	An agile and seasoned management, complemented by a partnership network adept at realizing the company’s global vision.

Corporate Structure

The following diagram illustrates our corporate structure of our principal subsidiaries as of the date of this prospectus:

Corporate Information

Our principal executive office is located at Suite 412, Tower A, Tai Seng Exchange, One Tai Seng Avenue, Singapore 536464. Our telephone number is +65-8038-6502. We maintain a website at www.x3holdings.com that contains information about our company, though no information contained on our website is part of this prospectus.

Summary of Risk Factors

Investing in our ordinary shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our ordinary shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in “Item 3. Key Information — D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference.

Risks Related to Our Business and Industry

Risks and uncertainties related to our business and industry include, but are not limited to, the following:

●	Economic uncertainties or downturns could materially adversely affect our business.

●	The growth and success of our business depends on our ability to develop new services and enhance existing services in order to keep pace with rapid changes in technology.

●	If we do not succeed in attracting new customers for our services and growing revenues from existing customers, we may not achieve our revenue growth goals.

●	We may be unable to effectively manage our expansion for the anticipated growth, which could place significant strain on our management personnel, systems and resources. We may not be able to achieve anticipated growth, which could materially and adversely affect our business and prospects.

●	We face risks associated with having an extended selling and implementation cycle for our services that require us to make significant resource commitments prior to realizing revenues for those services.

●	Adverse changes in the economic environment, either in China or globally, could reduce our customers’ purchases from us and increase pricing pressure, which could materially and adversely affect our revenues and results of operations.

●	We generate a significant portion of our revenues from a relatively small number of major customers and loss of business from these customers could reduce our revenues and significantly harm our business.

●	We may be forced to reduce the prices of our services due to increased competition and reduced bargaining power with our customers, which could lead to reduced revenues and profitability.

●	A portion of our income is generated, and will in the future continue to be generated, on a project basis with a fixed price; we may not be able to accurately estimate costs and determine resource requirements in relation to our projects, which would reduce our margins and profitability.

Risks Related to Our Corporate Structure

Risks and uncertainties related to our corporate structure include, but are not limited to, the following:

●	We are a Cayman Islands company and, because judicial precedent regarding the rights of shareholders is more limited under Cayman Islands law than under U.S. law, shareholders may have less protection for their shareholder rights than they would under U.S. law.

●	Judgments obtained against us by our shareholders may not be enforceable.

●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

●	Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

●	If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Risks Related to Our Ordinary Shares

Risks and uncertainties related to our Shares include, but are not limited to, the following:

●	Our Shares may be delisted from the Nasdaq Capital Market as a result of our failure of meeting the Nasdaq Capital Market continued listing requirements.

●	Our issuance of new shares and convertible note had a dilutive effect on our existing shareholders and may adversely impact the market price of our Ordinary Shares.

Risks Related to Doing Business in China

Risks and uncertainties related to conducting business in China include, but are not limited to, the following:

●	The Chinese government may exert substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to issue securities to foreign investors, however, if our subsidiaries or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.

●	We may be influenced by changes in the political and economic policies of the PRC government.

●	Uncertainties with respect to the interpretation and enforcement of PRC laws, rules and regulations could have a material adverse effect on us.

●	Recent regulatory initiatives implemented by the PRC competent government authorities on cyberspace data security may have introduced uncertainty in our business operations and compliance status, which could result in materially adverse impact on our business, results of operations and our listing on Nasdaq.

●	We may be adversely affected by the complexity and uncertainties of and changes in PRC regulation of Internet business and related companies.

●	U.S. regulators’ ability to conduct investigations or enforce rules in China is limited.

●	We face uncertainty regarding the PRC tax reporting obligations and consequences for certain indirect transfers of the stock of our operating company.

Recent Development

On February 10, 2025, we held an Extraordinary General Meeting of shareholders (the “EGM”) which approved the proposals to (i) effectuate a share consolidation, with every six (6) issued and unissued ordinary shares of the Company of par value of US$8 each be consolidated into one (1) share of par value of US$8 each (the “Share Consolidation”); (ii) increase the share capital to US$240,000,000,000 which divided into 5,000,000,000 shares of par value of US$48 each, consisting of 4,996,666,667 Class A ordinary shares of a par value of US$48 each and 3,333,333 Class B ordinary shares of a par value of US$48 immediately following the Share Consolidation (the “Share Capital Increase”); (iii) re-designate 16,666,667 Class A ordinary shares of the additional 4,166,666,667 authorized Class A ordinary shares as Class B ordinary shares, such that the authorized share capital of the Company shall be changed to US$240,000,000,000 which divided into (a) 4,980,000,000 Class A ordinary shares of a par value of US$48 each; and (b) 20,000,000 Class B ordinary shares of a par value of US$48 each (the “Share Re-designation”).

The EGM also approved that immediately following the Share Consolidation, the Share Capital Increase and Share Re-designation, the par value of each of the issued and unissued ordinary shares be reduced from US$48 to US$0.00003 per share by cancelling the paid-up share capital to the extent of US$47.99997 per share by way of a reduction of capital (the “Capital Reduction”). The effectuation of Capital Reduction is subject to and conditional upon (i) an order being made by the Grand Court of the Cayman Islands (“Court”) confirming the Capital Reduction (if applicable); (ii) compliance with any condition which the Court may impose in relation to the Capital Reduction (if applicable); (iii) registration by the Registrar of Companies of the Cayman Islands of a copy of the order of the Court confirming the Capital Reduction and the minute approved by the Court containing the particulars required under the Companies Act of the Cayman Islands in respect of the Capital Reduction (if applicable).

In addition, immediately upon the effectiveness of the Share Consolidation, the Share Capital Increase, the Share Re-designation and the Capital Reduction, we will adopt the eighth amended and restated memorandum and articles of association in replace of the Company’s currently in effect seventh amended and restated memorandum and articles of association to reflect the changes in connection with the Share Consolidation, the Share Capital Increase, the Share Re-designation and the Capital Reduction.

As of the date hereof, our authorized share capital is US$240,000,000,000 divided into (i) 4,980,000,000 Class A ordinary shares of a par value of US$48 each; and (ii) 20,000,000 Class B ordinary shares of a par value of US$48 each.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risk factors described under “Item 3. Key Information — D. Risk Factors” in our most recent annual report on Form 20-F, which is incorporated herein by reference, as well as the risk factors contained in any prospectus supplement and in our filings with the SEC, as well as all of the information contained in this prospectus and the related exhibits, any prospectus supplement or amendments thereto, and the documents incorporated by reference herein or therein, before you decide to invest in our securities. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks. The value of our securities could decline as a result of any of these risks. You could lose all or part of your investment in our securities. Some of our statements in sections entitled “Risk Factors” are forward-looking statements. The risks and uncertainties that we have described are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.

Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

Risks Related to Bitcoin and the Bitcoin Network

The price of bitcoin may be volatile.

A significant amount of the value of bitcoin is speculative, which could lead to increased volatility. Investors could experience significant gains, losses and/or volatility, depending on the valuation of bitcoin. The issuance of bitcoin is determined by a computer code, not by a central bank, and prices can be extremely volatile. For instance, during the period from December 17, 2017 to December 14, 2018, bitcoin experienced a decline of roughly 84%, and experienced a similar decline in value from November 2021 to June 2022. There is no assurance that bitcoin will maintain its long-term value in terms of purchasing power in the future, or that acceptance of bitcoin payments by mainstream retail merchants and commercial businesses will continue to grow. Any decline in the price of bitcoin could materially and adversely affect our revenues and results of operations.

Cryptomining may adversely affect the environment.

Digital asset mining operations can consume significant amounts of electricity, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for mining operations. Additionally, miners may be forced to cease operations during an electricity shortage or power outage, or if electricity prices increase where the mining activities are performed. This could adversely affect the price of bitcoin, or the operation of the bitcoin network, and by extension our revenues and results of operations.

The actual or perceived use of bitcoin and other digital assets in illicit transactions may adversely affect the cryptocurrency industry.

Recent years have seen digital assets used at times as part of criminal activities and to launder criminal proceeds, as means of payment for illicit activities, or as an investment fraud currency. Although the number of cases involving cryptocurrencies for the financing of terrorism remains limited, criminals have nonetheless become more sophisticated in their use of digital assets.

Although bitcoin transaction details are logged on the blockchain, a buyer or seller of bitcoin may never know to whom the public key belongs or the true identity of the party with whom it is transacting, as public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. Further, identifying users can be made even more difficult where a user utilizes a tumbling or mixing services (e.g., Tornado Cash) to further obfuscate transaction details.

The cryptocurrency industry and our revenues may be adversely affected to the extent that digital assets are increasingly used in connection with illicit transactions, or are perceived as being used in connection with illicit transactions.

Operational cost may exceed the award for solving blocks or transaction fees. Increased transaction fees may adversely affect the usage of the Bitcoin network.

Miners generate revenue from both newly created bitcoin (known as the “block reward”) and from fees taken upon verification of transactions. If the aggregate revenue from transaction fees and the block reward is below a miner’s cost, the miner may cease operations. Additionally, in the event of a fork of the Bitcoin network, some miners may choose to mine the alternative new bitcoin resulting from the fork, thus reducing processing power on the original blockchain.

Furthermore, the incentives for miners to contribute processing power to the Bitcoin network is set to decrease over time. If transaction confirmation fees become too high, the marketplace may be reluctant to use bitcoin. This may result in decreased usage and limit expansion of the bitcoin network in the retail, commercial and payments space. Conversely, if the reward for miners or the value of the transaction fees is insufficient to motivate miners, they may cease expending processing power for any blockchain to solve blocks and confirm transactions.

Ultimately, if the awards of new bitcoin for solving blocks declines and transaction fees for recording transactions are not sufficiently high to incentivize miners, or if the costs of validating transactions grow disproportionately, miners may operate at a loss, transition to other networks, or cease operations altogether. Each of these outcomes could, in turn, slow transaction validation and usage, which could have a negative impact on the Bitcoin network and could adversely affect our revenues and results of operations.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our Ordinary Shares, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

DESCRIPTION OF CAPITAL SHARE

General

We are a Cayman Islands exempt company and our affairs are governed by our Seventh Amended and Restated Memorandum and Articles of Association and Companies Law of the Cayman Islands, which we refer to as the Companies Law below. As of the date hereof, our authorized share capital is US$240,000,000,000 divided into (i) 4,980,000,000 Class A ordinary shares of a par value of US$48 each; and (ii) 20,000,000 Class B ordinary shares of a par value of US$48 each.

As of the date of this prospectus, there are 13,721,064 Class A ordinary shares issued and outstanding and 12,195 Class B ordinary shares issued and outstanding. The following are summaries of material provisions of our Seventh Amended and Restated Memorandum and Articles of Association and the Companies Law insofar as they relate to the material terms of our ordinary shares.

Ordinary Shares

General. The unissued shares of the Company shall be at the disposal of the Board, under its absolute discretion, at such times and for such consideration and upon such terms and conditions and for any reason, without limitation, but so that no shares shall be issued at a discount to par value. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any class or series of preferred shares, no vote of the holders shall be a prerequisite to the issuance of any shares of any class or series of the preferred shares authorized by and complying with the conditions of the Seventh Amended and Restated Memorandum and Articles of Association. The board may issue options, warrants, convertible securities or other similar nature securities.

Ordinary Shares. Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights. Our ordinary shares are issued in registered form and are issued when registered in our register of members.

Conversion. Each Class B ordinary share is convertible into one Class A ordinary share at any time at the option of the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances.

Dividends. The holders of our Ordinary Shares are entitled to such dividends as may be declared by our Board. Our Seventh Amended and Restated Memorandum and Articles of Association provide that our Board may declare and pay dividends out of the profits of the Company, realized or unrealized, or from any reserve set aside from profits which the directors determine is no longer needed, or out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Law.

Voting Rights. In respect of all matters subject to a shareholder’s vote, at any general meeting on a show of hands every Shareholder present in person (or being a corporation, is presented by a duly authorized representative), or by proxy shall have one vote and on a poll every Shareholder present in person or by proxy or, in the case of a Shareholder being a corporation, by its duly authorized representative shall have one (1) vote for each Class A ordinary share and thirty (30) votes for each Class B ordinary share of which he is the holder but so that no amount paid up or credited as paid up on a share in advance of calls or instalments is treated for the foregoing purposes as paid up on the share. A quorum required for a meeting of shareholders consists of one shareholder who holds at least one-third of our issued voting shares. Shareholders’ meetings may be held annually. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Extraordinary general meetings may be called by a majority of our Board or upon a requisition of shareholders holding at the date of deposit of the requisition not less one-tenth of such of the paid-up share capital of our Company that carries the right to vote at a general meeting, forthwith proceed to convene an extraordinary general meeting. An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the Ordinary Shares cast at a meeting. A special resolution will be required for important matters such as making changes to our Seventh Amended and Restated Memorandum and Articles of Association.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form prescribed by the NASDAQ Stock Market (the “Designated Stock Exchange”) or in or any other form approved by our Board. Our Board may, in its absolute discretion, decline to register any transfer of any Ordinary Shares only where such share is not a fully paid up share (and being transferred to a person of whom it does not approve), or any share issued under any share incentive scheme for employees or pursuant to any other agreement, contract or other such arrangement. If the Board refuses to register a transfer of any share, it shall, within three months after the date on which the transfer was lodged with the Company, send to each of the transferor and transferee notice of the refusal. The registration of transfers of shares or of any class of shares may, subject to compliance with any notice requirement of the Designated Stock Exchange, be suspended at such times and for such periods (not exceeding in the whole thirty (30) days in any year) as the Board may determine.

Inspection of Books and Records. Holders of our Ordinary Shares have no general right under our Seventh Amended and Restated Memorandum and Articles of Association to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information”.

Issuance of Additional Shares. Our Seventh Amended and Restated Memorandum and Articles of Association authorizes our Board to issue additional Ordinary Shares from time to time as our Board shall determine, to the extent of available authorized but unissued shares. Our Seventh Amended and Restated Memorandum and Articles of Association also authorizes our Board to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including:

●	the designation of the series to be issued;

●	the number of shares of the series;

●	the dividend rights, conversion rights, voting rights; and

●	the liquidation preferences.

Our Board may issue preference shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Anti-Takeover Provisions. Some provisions of our Seventh Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that authorize our Board to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

Differences in Corporate Law

The Companies Act is modeled after that of English law but does not follow many recent English law statutory enactments. In addition, the Companies Act differs from laws which applicable to United States corporations and their shareholders. Set forth below is a summary of some of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to the companies incorporated in the State of Delaware.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, a “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company.

In order to effect a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by a special resolution of the shareholders of each constituent company, and such other authorization, if any, as may be specified in such constituent company’s articles of association.

The plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with, inter alia, a declaration as to the solvency of each constituent company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger and consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares if they follow the required procedures under the Companies Act subject to certain exceptions. The fair value of the shares will be determined by the Cayman Islands court if it cannot be agreed among the parties. Court approval is not required for a merger or consolidation effected in compliance with these statutory procedures.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved, for a creditor-led arrangement, by a majority in number of each class of creditors with whom the arrangement is to be made, and, in either a shareholder or a creditor arrangement, three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands.

While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question;

●	the arrangement is such that an intelligent and honest man of that class acting in respect of his interest would reasonably approve; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a take-over offer is made and accepted by holders of not less than 90% of the shares within four months, the offer, or may, within a two-month period conversing on the expiration of such four months period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.

If the arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to the dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

●	a company acts or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholders;

●	the act complained of, although not ultra vires, could only be duly effected if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority”.

Indemnification of Directors and Executive Officers and Limitation of Liability. The Companies Act does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Seventh Amended and Restated Memorandum and Articles of Association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty of such directors or officers willful default of fraud. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation. As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he or she owes the following duties to the company: a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so) and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, courts are moving towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law provides that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held. Our Seventh Amended and Restated Memorandum and Articles of Association provides that anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the shareholders may be done without a meeting by written resolution in accordance with such Seventh Amended and Restated Memorandum and Articles of Association. A written resolution is passed when it is signed by (or in the case of a shareholder that is a corporation, on behalf of) all the shareholders, or all the shareholders of the relevant class thereof, entitled to vote thereon, or in the case of an ordinary resolution, the requisite majority, and may be signed in as many counterparts as may be necessary.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. The Companies Act provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in articles of association. Our Seventh Amended and Restated Memorandum and Articles of Association allow our shareholders holding not less than 10% of the share capital in issue to requisition a shareholder’s meeting. Other than this right to requisition a shareholders’ meeting, a shareholder may give notice to the Company of business proposed to be brought before an annual general meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the Companies Act but our Seventh Amended and Restated Memorandum and Articles of Association do not provide for cumulative voting.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a may be removed with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Seventh Amended and Restated Memorandum and Articles of Association, directors may be removed by way of a special resolution of our shareholders at any time before the expiration of his or her period of office.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. The Companies Act has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the Companies Act, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our Seventh Amended and Restated Memorandum and Articles of Association, our Company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Companies Act and our Seventh Amended and Restated Memorandum and Articles of Association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by the Companies Act, our Seventh Amended and Restated Memorandum and Articles of Association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our Seventh Amended and Restated Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Seventh Amended and Restated Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

DESCRIPTION OF PREFERRED SHARE

The particular terms of each issue or series of preferred shares will be described in the applicable prospectus supplement. This description will include, where applicable, a description of:

●	the title and nominal value of the preferred shares;

●	the number of preferred shares we are offering;

●	the liquidation preference per preferred share, if any;

●	the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

●	whether preferential subscription rights will be issued to existing shareholders;

●	the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

●	the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up the company;

●	the procedures for any auction and remarketing, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred shares on any securities exchange or market;

●	whether the preferred shares will be convertible into our Class A ordinary shares or preferred shares of another category, and, if applicable, conditions of an automatic conversion into Class A ordinary shares, if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

●	voting rights, if any, of the preferred shares;

●	preemption rights, if any;

●	other restrictions on transfer, sale or assignment, if any;

●	a discussion of any material or special Cayman Islands or United States federal income tax considerations applicable to the preferred shares;

●	any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any rights attached to the preferred shares regarding the corporate governance of our company, which may include, for example representation rights to the board of directors; and

●	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

Our Board may cause us to issue from time to time, out of our authorized share capital (other than the authorized but unissued ordinary shares), series of preferred shares in their absolute discretion and without approval of the shareholders; provided, however, before any preferred shares of any such series are issued, our Board shall by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series.

When we issue preferred shares under this prospectus and the applicable prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any pre-emptive or similar rights.

The issuance of preferred shares could adversely affect the voting power of holders of ordinary shares and reduce the likelihood that holders of ordinary shares will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our ordinary shares. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of our Company.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our Company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem share, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our Ordinary Share, preferred share or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common share, preferred share or debt securities or any combination thereof. Warrants may be issued independently or together with our common share, preferred share or debt securities and may be attached to or separate from any offered securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with such warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 6-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

ENFORCEABILITY OF CIVIL LIABILITIES

We incorporated in the Cayman Islands in order to enjoy the following benefits: (1) political and economic stability; (2) an effective judicial system; (3) a favorable tax system; (4) the absence of exchange control or currency restrictions; and (5) the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following: (1) the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and (2) Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

All of our operations are conducted outside the United States, and all of our assets are located outside the United States. All of our officers, except for Mr. Stewart Lor, our chief executive officer, who is a U.S. citizen, are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Puglisi & Associates, located at Newark, Delaware, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Conyers Dill & Pearman, our counsel as to Cayman Islands law, and Zhong Lun Law Firm, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Conyers Dill & Pearman has advised us that it is uncertain whether the courts of the Cayman Islands will allow shareholders of our Company to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our Company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. Conyers Dill & Pearman has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Zhong Lun Law Firm has advised us that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedure Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

EXPENSES

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the registrant. All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee	$42,515.87
FINRA filing fee	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Miscellaneous fees and expenses	(1)
Total	$(1)

(1)	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS

The validity of the issuance of the securities offered in any offering and legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of the Company as of December 31, 2023, 2022 and 2021 and for the fiscal years ended December 31, 2023, 2022 and 2021 incorporated by reference in this prospectus and the registration statement have been so incorporated in reliance on the report of Onestop Assurance PAC, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form F-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and its exhibits. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above. We also maintain a website at www.x3holdings.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our Ordinary Share in this offering.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” into this prospectus the information contained in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC and incorporate by reference in this prospectus, except as superseded, supplemented or modified by this prospectus, the documents listed below:

●	The annual report on Form 20-F for the fiscal year ended December 31, 2023, filed on April 30, 2024;

●	The Form 6-K filed on May 30, 2024, the Form 6-K filed on October 3, 2024, the Form 6-K filed on November 8, 2024, the Form 6-K filed on November 27, 2024, the Form 6-K filed on January 8, 2025 and the Form 6-K filed on February 14, 2025;

●	The registration statement and final prospectus for the Company’s initial public offering, filed on April 2, 2019; and

●	Our Registration Statement on Form 8-A, filed with the SEC on March 27, 2019, including any amendments or reports filed for the purpose of updating the description of our Ordinary Share therein.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC).

Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

X3 HOLDINGS CO., LTD.

Suite 412, Tower A, Tai Seng Exchange

One Tai Seng Avenue

Singapore 536464

Tel: +65-8067-3103

Copies of these filings are also available on our website at www.x3holdings.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.